Exhibit 4.5

Execution Copy

DFG HOLDINGS, INC.,

as Issuer

$49,351,422*

13.95% SENIOR SUBORDINATED NOTES DUE 2012

INDENTURE

Dated as of November 13, 2003

U.S. BANK NATIONAL ASSOCIATION

as Trustee

*                 Subject to increase to the extent PIK Notes are issued in payment of interest accruing on or prior to November 15, 2008.

CROSS-REFERENCE TABLE*

Trust Indenture Act Section		Indenture Section
310	(a)(1)	8.10
	(a)(2)	8.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	8.10
	(b)	8.10
	(c)	N.A.
311	(a)	8.11
	(b)	8.11
	(c)	N.A.
312	(a)	2.05; 2.07
	(b)	11.03
	(c)	11.03
313	(a)	8.06
	(b)(1)	8.06
	(b)(2)	8.06; 8.07
	(c)	8.06; 11.02
	(d)	8.06
314	(a)	5.03; 11.02
	(b)	N.A.
	(c)(1)	11.04
	(c)(2)	11.04
	(c)(3)	N.A.
	(d)	N.A.
	(e)	11.05
	(f)	N.A.
315	(a)	8.01
	(b)	8.05; 11.02
	(c)	8.01
	(d)	8.01
	(e)	7.11
316	(a)(last sentence)	2.10
	(a)(1)(A)	7.05
	(a)(1)(B)	7.04
	(a)(2)	N.A..
	(b)	7.07
	(c)	2.07
317	(a)(1)	7.08
	(a)(2)	7.09
	(b)	2.06
318	(a)	11.01
	(b)	N.A.
	(c)	11.01

N.A.	means not applicable.

INDENTURE dated as of November 13, 2003 between DFG Holdings, Inc., a Delaware corporation (the “Company”) and U.S. Bank National Association, as trustee (the “Trustee”).

The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 13.95% Senior Subordinated Notes due 2012 (the “Subordinated Notes”) and the 13.95% Senior Subordinated Notes due 2012 to be issued in exchange for the Subordinated Notes in the Exchange Offer (the “Exchange Subordinated Notes” and, together with the Subordinated Notes, the PIK Notes (as hereinafter defined) and all notes issued in exchange, replacement or substitution for the Subordinated Notes, the PIK Notes or the Exchange Subordinated Notes, the “Notes”):

ARTICLE 1
DEFINITIONS AND INCORPORATION
BY REFERENCE

SECTION 1.01  DEFINITIONS.

“Acquired Debt” means with respect to any specified Person:

(1)                                  Indebtedness of any other Person existing at the time such other Person was merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person; and

(2)                                  Indebtedness secured by a Lien encumbering any asset acquired by such specified Person at the time such asset is acquired by such specified Person.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any specified Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that in the case of the Company or any of its Subsidiaries beneficial ownership of 10% or more of the voting securities of the Company or such Subsidiary, as the case may be, shall be deemed to be control.  Notwithstanding the foregoing, in no event will the GS Mezzanine Partners, L.P., GS Mezzanine Partners Offshore, L.P., Stone Street Fund 1998, L.P., Bridge Street Fund 1998, L.P., Ares Leveraged Investment Fund, L.P., Ares Leveraged Investment Fund II, L.P. or any of their Affiliates be deemed to be an Affiliate of the Company.

“Agent” means any Registrar, Paying Agent, any co-Registrar or any additional Paying Agent.

“Agent Members” means any member of, or participant in, the Depositary.

“Applicable Law” means all laws, statutes, treaties, rules, codes (including building codes), ordinances, regulations, certificates, orders and licenses of, and interpretations by, any Governmental Authority and judgments, decrees, injunctions, writs, permits, orders or like governmental action of any Governmental Authority (including environmental laws and those pertaining to health or safety) applicable to the Company or any of its Subsidiaries or any of their property or operations.

“Applicable Procedures” means, with respect to any transfer or exchange of beneficial interests in a Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that are applicable to such transfer or exchange.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

“Bankruptcy Law” means Title 11, of the United States Code or any similar federal or state bankruptcy, insolvency, reorganization or other law for the relief of debtors.

“Board of Directors” means the Board of Directors of the Company or any authorized committee of the Board of Directors.

“Borrowing Base” means the sum of the following for each of DFG and its Subsidiaries:

(1)                                  100% of cash held overnight in store safes;

(2)                                  100% of balances held in store accounts;

(3)                                  100% of the amount payable under the checks held in store safes;

(4)                                  100% of clearing house transfers initiated on the previous day and transfers of same-day funds to be credited to store accounts;

(5)                                  100% of cash held overnight by armored car carriers;

(6)                                  100% of eligible government receivables in respect of government contracts; and

(7)                                  100% of cash balances held in demand deposit accounts and/or investment accounts; provided, however, that in no event shall any of the items described in subparagraphs (1) through (7) above be included in any calculation of the “Borrowing Base” to the extent any of the same are subject to any Lien other than in favor of the administrative agent for the benefit of the lenders under the Credit Agreement.  The Borrowing Base shall be determined by the Company upon each incurrence of Indebtedness, and such determination shall be conclusive so long as it is made in good faith.

The Borrowing Base shall not include any items that have been sold or that have been pledged or deposited in respect of Indebtedness, and shall be determined by the Company upon each incurrence of Indebtedness, and such determination shall be conclusive so long as it is made in good faith.

“Business Day” means any day other than a Legal Holiday.

“Calculation Date” means, with respect to any calculation of the Fixed Charge Coverage Ratio or the Debt Ratio, the date on which the event requiring such calculation occurs.

“Capital Expenditures” means, for any period and with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing of fixed or capital assets or additions to fixed or capital assets (including replacements, capitalized repairs and improvements during such period) which should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means:

(1)                                  in the case of a corporation, corporate stock;

(2)                                  in the case of an association or business entity other than a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)                                  in the case of a partnership, partnership interests (whether general or limited); and

(4)                                  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(1)                                  U.S. Government Obligations, described in clause (1) of the definition thereof, having maturities of not more than twelve months from the date of acquisition;

(2)                                  time deposits and certificates of deposit of any domestic commercial bank of recognized standing having capital and surplus in excess of $500.0 million, with maturities of not more than one year from the date of acquisition;

(3)                                  repurchase obligations issued by any bank described in subsection (2) above with a term not to exceed thirty (30) days;

(4)                                  commercial paper rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s, in each case maturing within one year after the date of acquisition and

(5)                                  shares of any money market mutual fund, or similar fund, in each case having excess of $500.0 million, which invests predominantly in investments of the types described in clauses (1) through (4) above.

“Change of Control” means the occurrence of any of the following:

(1)                                  the sale, conveyance, transfer, lease or other disposition (other than by way of merger or consolidation), in one or more related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any “person” (as such term is used in Section 13(d)(3) of the Exchange Act), other than LGP or their Related Parties;

(2)                                  the adoption of a plan relating to the liquidation or dissolution of the Company;

(3)                                  the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above), other than LGP or their Related Parties, becomes the “beneficial owner” (as such term is defined in Rules 13d-3 and 13d-5 under the Exchange Act, directly or indirectly, of more than 35% of the voting shares or economic value of Capital Stock of DFG or the Company;

(4)                                  the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that the Company ceases to own 100% of the outstanding Equity Interests of DFG; or

(5)                                  the first day on which a majority of the members of the Board of Directors are not Continuing Directors.

“Clearstream” means Clearstream Banking, société anonyme, Luxembourg (or any successor thereto).

“Closing” means the closing of the transactions contemplated by the Exchange Agreement.

“Closing Date” means November 13, 2003.

“Company” means DFG Holdings, Inc., a Delaware corporation.

“Company Order” means a written request or order signed in the name of the Company by one of its Officers and delivered to the Trustee.

“Company Senior Note Documents” means the Company Senior Notes, the Company Senior Note Exchange Agreement, the Company Senior Note Indenture, the exchange and registration rights agreement related to the Company Senior Notes, the Stockholders Agreement and all certificates, instruments, financial and other statements and other documents and agreements made or delivered in connection therewith and related thereto.

“Company Senior Note Exchange Agreement” means the exchange agreement, dated as of November 13, 2003, among the Company and the Purchasers (as defined therein) thereunder, as it may from time to time be amended, supplemented or otherwise modified, related to the Company Senior Notes.

“Company Senior Note Indenture” means the indenture dated as of November 13, 2003 among the Company and U.S. Bank National Association, as trustee (as amended, supplemented or otherwise modified from time to time), pursuant to which the Company Senior Notes are issued.

“Company Senior Note Trustee” means the trustee under the Company Senior Note Indenture from time to time.

“Company Senior Notes” means the 16% Senior Notes due 2012, together with all notes issued in exchange, substitution or replacement therefor, issued by the Company in the original aggregate principal amount on the date of this Indenture of $49,351,422 (plus any additional 16% Senior Notes due 2012 issued in payment of interest thereunder), issued pursuant to the Company Senior Note Indenture.

“consolidate” or “consolidated” (including the correlative term “consolidating”) or on a “consolidated basis”, when used with reference to any financial term in this Indenture (but not when used with respect to any tax return or tax liability), means the aggregate for two or more Persons of the amounts signified by such term for all such Persons, with inter-company items eliminated and, with respect to net income or earnings, after eliminating the portion of net income or earnings properly attributable to minority interests, if any, in the capital stock of any such Person or attributable to shares of preferred stock of any such Person not owned by any other such Person, in accordance with GAAP.

“Consolidated Cash Flow” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus:

(1)                                  an amount equal to any extraordinary loss, to the extent that such losses were deducted in computing such Consolidated Net Income for such period, plus

(2)                                  an amount equal to any net loss realized in connection with an Asset Sale, the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness by such Person or its Subsidiaries, to the extent such losses were deducted in computing such Consolidated Net Income, plus

(3)                                  provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income, plus

(4)                                  consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus

(5)                                  depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income, minus

(6)                                  all non-cash items to the extent that such non-cash items increased Consolidated Net Income for such period, minus

(7)                                  the amount of Earn-out Obligations paid in cash during such period (to the extent not already reflected as an expense in Consolidated Net Income), in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the foregoing, the provision for taxes based on income or profits of, and the depreciation and amortization and other non-cash charges of, a Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, that (i) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or one of its Wholly Owned Subsidiaries, (ii) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iv) the cumulative effect of a change in accounting principles shall be excluded.

“Consolidated Net Worth” means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person’s balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of this Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person and (y) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors who (1) was a member of such Board of Directors on the date of this Indenture or (2) was nominated for election or elected to such Board of Directors with the approval, recommendation or endorsement of a majority of the directors who were members of such Board of Directors on the date of this Indenture or whose nomination or election to the Board of Directors was previously so approved.

“Corporate Trust Office of the Trustee” shall be the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Company.

“Credit Agreement” means the credit agreement, dated as of November 13, 2003, among the Company, DFG, the lenders named therein, Wells Fargo, as administrative agent for the lenders, U.S. Bank, National Association, as syndication agent, and Citicorp North America, Inc. as documentation agent providing for a revolving credit facility in favor of DFG of up to $55.0 million (including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, restated, renewed, refunded, replaced or refinanced from time to time).

“Credit Documents” means the Credit Agreement and all certificates, instruments, financial and other statements and other documents and agreements made or delivered in connection therewith and related thereto.

“Default” means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

“Depositary” means a clearing agency registered under the Exchange Act that is designated to act as Depositary for the Notes until a successor Depositary shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and, thereafter, “Depositary” shall mean or include such successor Depositary.  The Depositary initially is DTC.

“DFG” means Dollar Financial Group, Inc.

“DFG Senior Notes” means DFG’s 9.75% Senior Notes due 2011, together with all notes issued in exchange, substitution or replacement therefor, issued pursuant to the DFG Senior Notes Indenture.

“DFG Senior Notes Documents” means the DFG Senior Notes, the DFG Senior Notes Indenture, the offering circular related thereto and all certificates, instruments, financial and other statements and other documents and agreements made or delivered in connection therewith and related thereto.

“DFG Senior Notes Indenture” means the indenture dated as of November 13, 2003 among DFG, each of the other guarantors (as defined therein) and U.S. Bank National Association, as trustee (as amended, supplemented or otherwise modified from time to time).

“Disqualified Stock” means any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date of the Stated Maturity of the Notes.

“DTC” means The Depository Trust Company, a New York corporation.

“Earn-out Obligations” means contingent payment obligations of the Company or any of its Subsidiaries incurred in connection with the acquisition of assets or businesses, which obligations are payable based on the performance of the assets or businesses so acquired; provided, however, that (i) such obligations shall be expressly subordinated to the Notes on terms that are customary for the subordination of obligations of this type (including, without limitation, the right to make Earn-Out Obligation payments as they become due; provided that at the time of such payment no Default or Event of Default has occurred and is continuing, or would exist as a result of the making of such payment), (ii) the amount of such obligations shall not exceed 25% of the total consideration paid for such assets or businesses and (iii) that the amount of such obligations outstanding at any time shall be measured by the maximum amount potentially payable thereunder without regard to performance criteria, the passage of time or other conditions.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System (or any successor thereto).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exchange Agreement” means the exchange agreement, dated as of November 13, 2003, among the Company and the Purchasers, as it may from time to time be amended, supplemented or modified, relating to the Notes.

“Exchange Offer” as defined in the Registration Rights Agreement.

“Existing Indebtedness” means (1) Indebtedness of National Money Mart Company in an amount not to exceed the amount committed as of the Closing Date under that certain First Bank Overdraft Lending Agreement, dated as of March 1, 2001, between National Money Mart Company and the Bank of Montreal; (2) Indebtedness of Dollar Financial U.K.  Limited in an amount not to exceed the amount committed as of the Closing Date under that certain Multi Line Facility Agreement, dated as of January 30, 2003, between Dollar Financial U.K.  Limited and National Westminster Bank Plc, as amended by that certain Letter Agreement, dated October 10, 2003, between Dollar Financial U.K.  Limited and the Royal Bank of Scotland Plc, acting as agent for National Westminster Bank Plc; (3) Indebtedness of the Company and Instant Cash Loans Limited in an amount not to exceed the amount committed as of the Closing Date under that certain Participation and Servicing Agreement, dated as of November 15, 2002, among Archbrook Holdings International, LLC, Instant Cash Loans Limited and the Company; (4) any other unsecured Indebtedness of the Company or any of its Subsidiaries outstanding on the Closing Date with respect to or in connection with foreign exchange contracts, currency swap agreements, interest rate swaps, collars or cap agreements and similar arrangements entered into in the ordinary course of business and designed to protect against fluctuations in currency values and interest rates until such Indebtedness is repaid; and (5) obligations to repurchase equity securities of the Company in the event of the death or disability of Jeffrey Weiss pursuant to that certain Employment Agreement dated as of November 13, 1998 by and among the Company, DFG and Jeffrey Weiss.

“Financing Documents” means collectively, this Indenture, the Exchange Agreement, the Company Senior Note Exchange Agreement, the Company Senior Note Indenture, the Registration Rights Agreement, the Registration Rights Agreement (as defined in the Company Senior Note Exchange Agreement), the Credit Agreement, the Stockholders Agreement, the Notes, the Exchange Notes, the Company Senior Notes and all certificates, instruments, financial and other statements and other documents made or delivered in connection herewith and therewith.

“Fixed Charges” means, with respect to any Person for any period, the sum of, without duplication, (i) the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net payments (if any) pursuant to Hedging Obligations), (ii) the consolidated interest expense of such Person and its Subsidiaries that was capitalized during such period, (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (A) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Subsidiary) on any series of preferred stock of such Person plus all accrued but unpaid cash dividends on Disqualified Stock, times (B) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

“Fixed Charge Coverage Ratio” means with respect to any Person for any period, the ratio of (x) the Consolidated Cash Flow of such Person for such period less consolidated Capital Expenditures made by such Person during such period to (y) the Fixed Charges of such Person for such period calculated as provided in Section 5.09.

“GAAP” means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

“Global Note” means a Note that evidences all or part of the Note and bears the applicable legend set forth in Section 2.02.

“Governmental Authority” means (i) the government of the United States of America or any State or other political subdivision thereof, (ii) any government or political subdivision of any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary or (iii) any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to, any such government.

“Guarantee” or “Guaranteed” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

“Guarantor” is defined in the DFG Senior Notes Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

“Holder” means a Person in whose name a Note is registered.

“Holdings Note Shares” is defined in the Exchange Agreement.

“Indebtedness” means, with respect to any Person, any indebtedness of such Person, whether or not contingent, (i) in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof), (ii) representing Capital Lease Obligations, (iii) representing the balance deferred and unpaid of the purchase price (including any Earn-out Obligations) of any property or services, except any such balance that constitutes a trade payable, credit on open account, provisional credit, accrued liability, or which are being contested in good faith, (iv) representing any Hedging Obligations, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person, (v) representing reimbursement obligations of such Person with respect to letters of credit, banker’s acceptances or similar facilities issued for the account of such Person or (vi) representing the maximum fixed redemption or repurchase price of Disqualified Stock of such Person at the time of determination plus accrued but unpaid dividends.

“Indenture” means this Indenture, as amended, supplemented or modified from time to time.

“Initial Regulation S Notes” means the Notes sold by the Purchasers in an initial offering in reliance on Regulation S.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of direct or indirect loans (including Guarantees of Indebtedness or other obligations), advances or capital contributions (excluding (i) commission, travel and similar advances to officers and employees, (ii) extensions of trade credit and (iii) any loans to customers, in each case made on commercially reasonable terms and  in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided, however, that an acquisition of assets, Equity Interests or other securities by the Company for consideration consisting of common equity securities of the Company shall not be deemed to be an Investment.  If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in The City of New York, in the city of the Corporate Trust Office of the Trustee or at a place of payment are authorized by law, regulation or executive order to remain closed.  If any payment date in respect of the Notes is a Legal Holiday, payment may be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

“LGP” means Leonard Green & Partners, L.P. and any affiliated investment fund managed by it.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

“Liquidated Damages” means Special Interest, as such term is defined in Section 2(c) of the Registration Rights Agreement, then accrued and unpaid.

“Management Services Agreement” shall mean that certain Management Services Agreement, dated December 18, 1998, as amended, among the Company, DFG, and LGP.

“Material Adverse Effect” means a material adverse effect on (i) the business, operations, affairs, financial condition, assets, property or prospects of the Company and its Subsidiaries taken as a whole, (ii) the ability of the Company or any Subsidiary to perform any of its material obligations under any of the Transaction Documents or (iii) the validity or enforceability of any Transaction Document that is material to the Holders.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (A) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (B) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries, (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss) and (iii) any non-cash compensation expense of such Person attributable to the exercise of options to acquire Capital Stock of the Company by any officers, directors or employees of the Company or any of its Subsidiaries.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness (other than revolving credit Indebtedness under the Credit Agreement) secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

“Note Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Obligations” means any principal, premium, interest, Liquidated Damages and other liabilities payable by the Company under or in respect of this Indenture, the Exchange Agreement or the Notes.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

“Officers’ Certificate” means a certificate signed by the Chairman of the Board, the Chief Executive Officer, the President or any Vice President, and by the Director of Finance, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company and delivered to the Trustee.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee.  The counsel may be an employee of or counsel to the Company or the Trustee.

“Permits” means all licenses, permits, certificates of need, approvals and authorizations from all Governmental Authorities required to lawfully conduct a business as presently conducted.

“Permitted Investments” means (i) any Investment in the Company, DFG (as long as it is a Wholly Owned Subsidiary of the Company) or a Wholly Owned Subsidiary of the Company and that is engaged in the same or a similar line of business as the Company and its Subsidiaries were engaged in on the date of this Indenture, (ii) any Investment in (v) cash, (w) Cash Equivalents, (x) the Notes, (y) the Company Senior Notes or (z) the DFG Senior Notes outstanding (in the case of this clause (z)) as of the date of this Indenture, (iii) any Investment by the Company or any Subsidiary of the Company in a Person, if as a result of such Investment (A) such Person becomes a Wholly Owned Subsidiary of the Company that is engaged in the same or a similar line of business as the Company and its Subsidiaries were engaged in on the date of this Indenture or (B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Subsidiary of the Company (with the Company or such Wholly Owned Subsidiary being a surviving entity) and that is engaged in the same or a similar line of business as the Company and its Subsidiaries were engaged in on the date of this Indenture, (iv) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the provisions of Section 5.10 hereof, (v) other Investments in any Person (other than a Subsidiary of the Company) having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (v) that are at the time outstanding, not to exceed $3.0 million, (vi) any advances to employees of the Company and its Subsidiaries in the ordinary course of business, (vii) any Investments received in settlement of bona fide disputes or as distributions in bankruptcy, insolvency or similar proceedings and (viii) any Investment resulting from the sale or other disposition, through a public equity or income trust offering, of Equity Interests of a Canadian or a U.K. Subsidiary of DFG (a “Disposed Entity”) solely by reason of DFG retaining a portion of the Equity Interests of such Disposed Entity; provided, that after giving effect to any such sale or disposition, (1) no Default or Event of Default shall have occurred or be continuing, (2) the retained Equity Interests in the Disposed Entity are entitled to the same pro rata distributions as, and are not subordinated to, other Equity

Interests in the Disposed Entity and (3) any Net Proceeds from such sale or disposition are applied in accordance with the provisions of Section 5.10 hereof (without regard to Section 5.10(b)(ii)).

“Permitted Liens” means (i) Liens securing Indebtedness (A) under the Credit Agreement and (B) under the DFG Senior Notes, in each case, that was permitted by the terms of this Indenture to be incurred, (ii) Liens in favor of the Company, (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company; provided, however, that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company, (iv) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company; provided, however, that such Liens were in existence prior to the contemplation of such acquisition, (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business, (vi) Liens securing Indebtedness (including Capital Lease Obligations) permitted by clause (v) of Section 5.09(b) hereof covering only the assets acquired with such Indebtedness and directly related assets such as proceeds (including insurance proceeds), products, replacements, substitutions and accessions thereto, (vii) Liens existing on the date of this Indenture and replacement Liens that do not encumber additional assets, unless such encumbrance is otherwise permitted; (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided, however, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor, (ix) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (A) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (B) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Subsidiary, (x) Liens securing Permitted Refinancing Indebtedness; provided, however, that the Company was permitted to incur Liens with respect to the Indebtedness so refinanced, (xi) statutory and common law Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business with respect to amounts that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor, (xii) Liens arising from filings of Uniform Commercial Code financing statements or similar documents regarding leases or otherwise for precautionary purposes relating to arrangements not constituting Indebtedness, (xiii) Liens on assets of a Receivables Subsidiary arising in connection with a Qualified Receivables Transaction and (xiv) Liens securing compensation, reimbursement and indemnification obligations of the Company or any of its Subsidiaries in favor of the Trustee under this Indenture, and in favor of trustees or comparable representatives under other indentures, agreements or instruments governing Indebtedness permitted to be incurred by Section 5.09.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Subsidiaries (other than the Indebtedness under the Credit Agreement and the DFG Senior Notes); provided, however, that (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount plus accrued interest (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith), (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, (iv) such Indebtedness is incurred either by the Company or by the Subsidiary which is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded and (v) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded was incurred in reliance upon clause (vi) or (vii) of Section 5.09(b), such Indebtedness also meets the requirements of such clause.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock corporation, trust, unincorporated organization or government or agency or political subdivision thereof or any other entity.

“Purchasers” means the Purchasers named in Schedule A to the Exchange Agreement.

“Put Option” is defined in the Exchange Agreement.

“Qualified Receivables Transaction” means any transaction or series of transactions entered into by DFG or any of its Subsidiaries pursuant to which DFG or any of its Subsidiaries sells, conveys or otherwise transfers to (i) a Receivables Subsidiary (in the case of a transfer by DFG or any of its Subsidiaries) or (ii) any other Person (in the case of a transfer by a Receivables Subsidiary), or grants a security interest in, any accounts receivable (whether now existing or arising in the future) of DFG or any of its Subsidiaries and any related assets, including all collateral securing such accounts receivable, all contracts and Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

“Receivables Subsidiary” means a Wholly Owned Subsidiary of DFG which engages in no activities other than in connection with the financing of accounts receivable and which is designated by the Board of Directors (as provided below) as a Receivables Subsidiary:

(1)                                  no portion of the Indebtedness or any other obligations (contingent or otherwise) of which:

(a)                                  is Guaranteed by the Company or any of its other Subsidiaries (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction),

(b)                                 is recourse to or obligates the Company or any of its other Subsidiaries in any way other than pursuant to representations, warranties, covenants and indemnities entered into in connection with a Qualified Receivables Transaction or

(c)                                  subjects any property or asset of the Company or any of its other Subsidiaries, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction;

(2)                                  with which neither the Company nor any of its other Subsidiaries has any material contract, agreement or understanding other than (a) sales of accounts receivable and related assets to such Subsidiary and other transactions within the customary parameters of asset securitization transactions involving accounts receivable, (b) transactions on terms no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company and (c) customary transaction costs, fees and expenses Incurred in connection with asset securitization transactions involving accounts receivable and fees payable in the ordinary course of business in connection with servicing accounts receivable; and

(3)                                  with which neither the Company nor any of its other Subsidiaries has any obligation to maintain or preserve such Subsidiary’s financial condition or cause such Subsidiary to achieve certain levels of operating results.

Any such designation by the Board of Directors of the Company will be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions.

“Registered Notes” means the Exchange Subordinated Notes or Subordinated Notes sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act, together with their respective Successor Notes.

“Registration Rights Agreement” means the Exchange and Registration Rights Agreement, dated as of the date of this Indenture, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, supplemented or modified from time to time.

“Regulation S” means Regulation S under the Securities Act (or any successor provision), as it may be amended from time to time.

“Regulation S Certificate” means a certificate substantially in the form set forth in Exhibit A.

“Regulation S Global Note” has the meaning specified in Section 2.01.

“Regulation S Legend” means a legend substantially in the form of the legend required in the form of Note set forth in Section 2.02 to be placed upon a Regulation S Global Note.

“Regulation S Note” means all Notes required pursuant to Section 2.08(f) to bear a Regulation S Legend.  Such term includes the Regulation S Global Note.

“Related Party” with respect to LGP means (i) any Subsidiary of LGP or any general partner of LGP or (ii) any investment fund or investment partnership managed by LGP or any Affiliate of LGP.

“Responsible Officer” when used with respect to the Trustee, means any officer or employee within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Global Note” has the meaning specified in Section 2.01.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Notes” means all Notes required pursuant to Section 2.08(f) to bear a Restricted Notes Legend.  Such term includes the Restricted Global Note.

“Restricted Notes Certificate” means a certificate substantially in the form set forth in Exhibit B.

“Restricted Notes Legend” means a legend substantially in the form of the legend required in the form of Note set forth in Section 2.02 to be placed upon a Restricted Note.

“Restricted Period” means the period of 41 consecutive days beginning on and including the later of (i) the day on which Notes were first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S and (ii) the day on which the closing of the offering of Notes pursuant to the Exchange Agreement occurs.

“Rule 144A” means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

“Rule 144A Notes” means the Notes purchased by the Purchasers from the Company pursuant to the Exchange Agreement other than the Initial Regulation S Notes.

“SEC” means the Securities and Exchange Commission, or any successor agency thereto.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Securities Act Legend” means a Restricted Notes Legend or a Regulation S Legend.

“Senior Indebtedness” means the principal of (and premium, if any) and interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company but only to the extent such claim for post-petition interest is allowed in such proceeding) on, and penalties and any obligation of the Company for reimbursement (including attorneys’ fees incurred in connection with any such proceeding, whether or not allowed in such proceeding), indemnities and fees relating to, and all other amounts owing under, the Company Senior Notes, the Company Senior Note Exchange Agreement and the Company Senior Note Indenture; provided, however, that the following shall not constitute Senior Indebtedness:  (i) any portion of any Indebtedness which is incurred in violation of this Indenture, (ii) any Indebtedness owed to LGP and (iii) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary,” as defined under Rule 1-02 of Regulation S-X promulgated by the SEC as such regulation is in effect on the date of this Indenture.

“Stated Maturity” when used with respect to any Note or any installment of interest thereon, means the date specified in this Indenture or such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable.

“Stockholders Agreement” as defined in the Exchange Agreement.

“Subordinated Indebtedness” means (i) Indebtedness of the Company or any of its Subsidiaries under any Earn-Out Obligations and (ii) other Indebtedness of the Company or any of its Subsidiaries expressly subordinated in right of payment to the Notes pursuant to applicable documentation in the case of such Indebtedness under this clause (ii), containing maturities, amortization schedules, covenants, defaults, remedies, subordination provisions and other material terms in form and substance satisfactory to the Holders of at least a majority in aggregate principal amount of the Notes ten outstanding.

“Subscription Shares” is defined in the Exchange Agreement.

“Subsidiary” means, with respect to any Person, (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person (or a combination thereof) and (2) any partnership (A) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (B) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

“Successor Notes” of any particular Note means every Note issued after, and evidencing all or a portion of the same debt as that evidenced by, such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.09 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

“Tax Returns” means all reports and returns required to be filed on or before the Closing Date with respect to the Taxes of the Company and the Tax Subsidiaries including, without limitation, consolidated federal income tax returns of the Company and the Tax Subsidiaries.

“Tax Subsidiaries” means any Subsidiary of the Company of which the Company owns, directly or indirectly, 80% or more of the equity interest therein for U.S. federal income tax purposes.

“Taxes” means all federal, state, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, employment, withholding or similar taxes imposed on the income, properties or operations of the Company and the Tax Subsidiaries, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C.  §§ 77aaa-77bbbb), as in force at the date as of which this instrument was executed, except as provided in Section 10.03; provided, however,that in the event that the Trust Indenture Act of 1939 is amended after such date, “TIA” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Transaction Documents” means, collectively, the Financing Documents, the Credit Documents, the DFG Senior Note Documents and the Company Senior Note Documents.

“Transactions” means the transactions provided for in, or contemplated by, the Transaction Documents.

“Trustee” means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder (or any successor thereto).

“Unrestricted Notes Certificate” means a certificate substantially in the form set forth in Exhibit C.

“U.S. Government Obligation” means:

(1)                                  any security which is a direct obligation of the United States of America the payment of which the full faith and credit of the United States of America is pledged or an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, is not callable or redeemable at the option of the issuer thereof; and

(2)                                  any depository receipt issued by a bank (as defined in the Securities Act) as custodian with respect to any U.S. Government Obligation and held by such bank for the account of the holder of such depository receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation which is so specified and held; provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depository receipt.

“U.S. Person” has the meaning specified in Regulation S.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)                                  the sum of the products obtained by multiplying (A) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (B) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by

(2)                                  the then outstanding principal amount of such Indebtedness.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person all of the outstanding Capital Stock of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person (or any combination thereof).

SECTION 1.02  OTHER DEFINITIONS.

Term	Defined in Section

“Affiliate Transaction”	5.11
“Asset Sale”	5.10
“Change of Control Offer”	5.14
“Change of Control Payment”	5.14
“Change of Control Payment Date”	5.14
“Company”	Preamble
“Covenant Defeasance”	9.03
“Current Accretion Amount”	2.03(5)
“Custodian”	7.01
“Default Amount”	7.02
“Default Interest”	2.03(1)
“Event of Default”	7.01

“Excess Proceeds”	5.10
“Exchange Subordinated Notes”	Preamble
“incur”	5.09
“Incurrence Date”	5.09
“Interest Accrual Date”	2.03
“Interest Payment Date”	2.03
“Legal Defeasance”	9.02
“Notes Payment”	11.02
“Notes Register”	2.05
“Notice of Default”	7.01
“Offer Amount”	3.10
“Offer Period”	3.10
“Paying Agent”	2.05
“Payment Blockage Period”	11.03
“Payment Default”	7.01
“PIK Notes”	2.03(1)
“PIK Payment”	2.03(1)
“Proceeding”	11.02
“Purchase Date”	3.10
“Registrar”	2.05
“Restricted Payments”	5.07
“Senior Nonmonetary Default”	11.03
“Senior Payment Default”	11.03
“Special Mandatory Redemption”	2.03(7)
“Subordinated Notes”	Preamble
“Successor Company”	6.01
“Trustee”	Preamble

SECTION 1.03  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.  All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04  RULES OF CONSTRUCTION.

Unless the context otherwise requires:

(1)                                  a term has the meaning assigned to it;

(2)                                  an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)                                  “or” is not exclusive;

(4)                                  words in the singular include the plural, and in the plural include the singular;

(5)                                  provisions apply to successive events and transactions;

(6)                                  references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(7)                                  references to any statute, law or regulation shall be deemed to refer to the same as from time to time amended and in effect and to any successor statute, law or regulation; and

(8)                                  whenever any provision of this Indenture or any Note refers to payments of or on “the principal of (or Default Amount in respect thereof)” or words to a similar effect, such reference shall be deemed to refer to (i) in the case of any redemption or repurchase of the Notes, the Current Accretion Amount, (ii) in the case of any declaration of the Notes to be due and payable (other than by a redemption or repurchase), the Default Amount of the Notes and (iii) in any other case, the principal amount of the Notes.

ARTICLE 2

THE NOTES

SECTION 2.01  FORMS OF NOTES.

The Notes and the Trustee’s certificates of authentication shall be in substantially the form set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with applicable law or the rules of any securities exchange or as may, consistent herewith, be determined by the officers executing such Notes, as evidenced by their execution thereof.

The certificated Notes shall be printed, lithographed or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

Each Note shall be dated the date of its authentication.  The Notes shall be issued in minimum denominations of $1,000, except that PIK Notes may be issued in smaller denominations.  The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Upon their original issuance, Rule 144A Notes shall be issued in the form of one or more Global Notes registered in the name of DTC, as Depositary, or its nominee and deposited with the Trustee, as custodian for DTC, for credit by DTC to the respective accounts of beneficial owners of the Notes represented thereby (or such other accounts as they may direct).  Such Global Notes, together with their Successor Notes which are Global Notes other than the Regulation S Global Note, are collectively herein called the “Restricted Global Note.” Upon their original issuance, Initial Regulation S Notes shall be issued in the form of one or more Global Notes registered in the name of DTC, as Depositary, or its nominee and deposited with the Trustee, as custodian for DTC, for credit by DTC to the respective accounts of beneficial owners of the Notes represented thereby (or such other accounts as they may direct); provided, that upon such deposit all such Notes shall be credited to or through accounts maintained at DTC by or on behalf of Euroclear or Clearstream.  Such Global Notes, together with their Successor Notes which are Global Notes other than the Restricted Global Note, are collectively herein called the “Regulation S Global Note.”

Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect issuances of PIK Notes, exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.08 hereof.

The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream” and “Customer Handbook” of Clearstream (or, in each case, the equivalent documents setting forth the procedures of Euroclear and Clearstream) shall be applicable to the transfer of beneficial interests in the Regulation S Global Note that are held by the Agent Members through Euroclear or Clearstream.

Except as set forth in Section 2.08 hereof, the Global Notes may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

Agent Members shall have no rights either under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as custodian for the Depositary or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Note.

SECTION 2.02  FORM OF FACE OF NOTE

[If the Note is a Global Note, then insert—THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF.  THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]

[If the Note is a Global Note and DTC is to be the Depositary therefor, then insert— UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.  OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO.  OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[If the Note is a Restricted Note, then insert—THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.]

[If the Note is a Regulation S Note, then insert—THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON, EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS.  TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.]

The following information is provided pursuant to Treas. Reg. Section 1.1275-3:

This debt instrument is issued at original issue discount.

Gerald McAllister (610) 640-5903, as representative of the Company, will make available on request to holder(s) of this debt instrument the following information:  issue price, amount of original issue discount, issue date and yield to maturity.

13.95% SENIOR SUBORDINATED NOTES DUE 2012

CUSIP
No.
$

DFG HOLDINGS, INC.

promises to pay to

or registered assigns,

the principal sum of

                         Dollars on May 15, 2012.

Interest Payment Dates: May 15 and November 15

Record Dates: May 1 and November 1

IN WITNESS WHEREOF, DFG HOLDINGS, INC. has caused this instrument to be signed manually or by facsimile by its duly authorized officer.

Dated:

DFG HOLDINGS, INC.

By:
Name:
Title:

This is one of the Notes
referred to in the
within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION
as Trustee

By:

SECTION 2.03  FORM OF REVERSE OF NOTE

(1)                                  INTEREST.  DFG Holdings, Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at 13.95% per annum from [                   ] until maturity and shall pay the Liquidated Damages payable pursuant to Section 2(c) of the Registration Rights Agreement referred to below.  The Company will pay interest and Liquidated Damages semi-annually in arrears on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”).  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be [                 ].  On any Interest Payment Date on or prior to November 15, 2008 (each, an “Interest Accrual Date”), the Company, at its option, shall have the right to pay all or a portion of interest payable on this Note for the period ended on such Interest Accrual Date through the issuance of additional 13.95% Senior Subordinated Notes Due 2012 (the “PIK Notes”), each dated the date of the issuance thereof, with a principal amount equal to the amount of interest so paid (“PIK Payment”).  If a default in the payment when due of interest on, principal of, or premium, if any, on this Note or if an Event of Default has occurred and is continuing, then in each case the principal amount of this Note will accrue interest (“Default Interest”) at 2% per annum plus the stated interest rate on this Note until such time as no such default or such Event of Default shall be continuing (to the extent that the payment of such interest shall be legally enforceable).  Default Interest on principal shall be payable in cash on demand.  Any Default Interest on principal that is not paid on demand shall bear interest (which shall also be payable in cash on demand) at 2% per annum plus the stated interest rate on this Note (to the extent that the payment of such interest is legally enforceable), from the date of such demand until the amount so demanded is paid or made available for payment.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(2)                                  METHOD OF PAYMENT.  The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on May 1 or November 1 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.14 of the Indenture with respect to defaulted interest.  The Notes will be payable as to principal, premium, if any, interest (except interest to be paid by PIK Payments) and Liquidated Damages, if any, at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, by check mailed to the Holders at their addresses set forth in the register of Holders; provided, that all payments with respect to Global Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.  If on any Interest Accrual Date the Company has elected to make a PIK Payment, the applicable installment of interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date any combination of money in immediately available funds and fully issued and authenticated PIK Notes in a combined aggregate amount equal to the amount of the installment of interest that is due and payable on such Interest Payment Date.  The Company shall pay all Liquidated Damages, if any, in the manner, on the dates and in the amounts set forth in the Registration Rights Agreement.

(3)                                  PAYING AGENT AND REGISTRAR.  Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar.  The Company may change any

Paying Agent or Registrar without notice to any Holder.  The Company or any of its Subsidiaries may act in any such capacity.

(4)                                  INDENTURE.  This Note is one of a duly authorized issue of Notes of the Company designated as 13.95% Senior Subordinated Notes due 2012 limited (except as provided in the Indenture referred to below) in aggregate principal amount to the sum of (x) $49,351,422 and (y) the aggregate principal amount of PIK Notes issued as PIK Payments after the Closing Date and prior to the date of calculation.  The Company issued the Notes under an Indenture dated as of November 13, 2003 (the “Indenture”) between the Company and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.C.  §§ 77aaa-77bbbb).  The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.  All capitalized terms which are defined in the Indenture and used in this Note without other definition shall have the meanings assigned to them in the Indenture.

(5)                                  OPTIONAL REDEMPTION.  The Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days’ prior written notice, at the redemption prices (expressed as percentages of the sum (the “Current Accretion Amount”) of (x) the principal amount being redeemed plus (y) all accrued and unpaid interest to the redemption date that is permitted to be paid through the issuance of the PIK Notes on the next succeeding Interest Payment Date (such principal amount and accrued interest to be computed for actual days elapsed to the redemption date)) if redeemed during the twelve-month period beginning January 1 of the years indicated below:

YEAR	PERCENTAGE
From the Closing Date through December 31, 2005	100.000%
2006	112.500%
2007	110.000%
2008	107.500%
2009	105.000%
2010	102.500%
2011 and thereafter	100.000%

, together in the case of any such redemption with accrued and unpaid interest that is required to be paid in cash on the next succeeding Interest Payment Date (such accrued interest to be computed for actual days elapsed to the redemption date) and Liquidated Damages, if any, thereon to the applicable redemption date.

(6)                                  MANDATORY REDEMPTION; OFFERS TO PURCHASE; OPEN MARKET PURCHASES.  Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption or sinking fund payments or offers to purchase with respect to the Notes.  The Company may at any time and from time to time purchase Notes in the open market or otherwise.

(7)                                  REPURCHASE AT OPTION OF HOLDER.  Upon the occurrence of a Change of Control, the Company shall make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $1,000 or a multiple thereof) of each Holder’s Notes at an offer price in cash equal to 101% of the Current Accretion Amount thereof, plus accrued and unpaid interest that is required to be paid in cash on the next Interest Payment Date and Liquidated Damages, if any, thereon to the Change of Control Payment Date (the “Change of Control Payment”).  Within 25 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee setting forth the procedures governing the Change of Control Offer as required by Section 5.14 of the Indenture.

When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company shall make an Asset Sale Offer pursuant to Section 3.10 of the Indenture to all Holders and all holders of Company Senior Notes to purchase the maximum principal amount of Notes and Company Senior Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in Section 3.10 of the Indenture and the Company Senior Note Documents.  To the extent that the aggregate amount of Notes and Company Senior Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes.  If the aggregate principal amount of Notes and Company Senior Notes surrendered by Holders and holders of Company Senior Notes, respectively, exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and Company Senior Notes to be purchased on a pro rata basis.  Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.  Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase.”

If the aggregate amount which would be includible in gross income for federal income tax purposes with respect to the Notes before any Interest Payment Date occurring after the fifth (5th) anniversary of the Closing Date (the “Aggregate Inclusion”) exceeds an amount equal to the sum of (x) the aggregate amount of interest paid in cash under the Notes before such Interest Payment Date and (y) the product of the issue price of all of the Notes (as determined under United States Treasury Regulation Section 1.1273-2(a)) multiplied by 14.44% (the sum of (x) and (y), the “Adjusted Actual Payment”), the Company shall, on such Interest Payment Date, make a mandatory redemption (any such redemption a “Special Mandatory Redemption”) on the Notes, with the premium calculated in accordance with Paragraph 5 of the reverse of this Note, to the extent that the Aggregate Inclusion exceeds the Adjusted Actual Payment.

(8)                                  NOTICE OF REDEMPTION.  Notice of redemption shall be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address.  Notes in denominations larger than $1,000 may be redeemed in part but only in multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.  Notices of redemption may not be conditional.  On and after the redemption date, unless the Company defaults in the payment of the redemption price, interest and Liquidated Damages, if any, will cease to accrue on the principal amount of the Notes or portions of them called for redemption.

(9)                                  SUBORDINATION.  The indebtedness evidenced by this Note is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Note is issued subject to the provisions of the Indenture with respect thereto.  Each Holder of this Note, by accepting the same, agrees to and shall be bound by such provisions.

(10)                            DENOMINATIONS, TRANSFER, EXCHANGE.  The Notes are in registered form without coupons in minimum denominations of $1,000, except that PIK Notes may be issued in smaller denominations.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Company is not required to transfer or exchange any Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

(11)                            PERSONS DEEMED OWNERS.  The registered Holder of a Note may be treated as its owner for all purposes.

(12)                            AMENDMENT, SUPPLEMENT AND WAIVER.  Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes.  Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company’s obligations to Holders in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder or to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

(13)                            DEFAULTS AND REMEDIES.  Events of Default include: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Notes; (ii) default in payment when due of the principal of, or premium, if any, on, the Notes; (iii) failure by the Company to comply with the provisions of Sections 3.10, 5.07 through 5.12 inclusive, 5.14 through 5.17, inclusive, or Article 6 of the Indenture; (iv) failure to observe or perform any other covenant or agreement of the Company under the Indenture, the Notes or other Transaction Documents continued for 30 days after written notice to the Company by the Trustee or any Holder; (v) material breach of representations and warranties contained in the Transaction Documents; (vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of the Indenture, which default (A) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness on or prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”) or (B) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (vii) failure by the Company or any of its Subsidiaries to pay final judgments or arbitration awards which are non-appealable aggregating in excess of $5.0 million, which judgments and arbitration awards are not paid, discharged or stayed for a period of 60 days; and (viii) certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary.

If any Event of Default occurs and is continuing, the Trustee or the Holders of (a) more than 50% in principal amount of the Notes at the time outstanding until the earlier of (i) the Exchange Offer having been consummated by the Company or (ii) a registration statement permitting the resales of the Notes having been declared effective by the SEC and (b) thereafter, 25% or more in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.  Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice.  Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  Subject to certain limitations, Holders of at least a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, interest or Liquidated Damages, if any) if it determines that withholding notice is in their interest.

The Holders of at least a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except (a) a continuing Default or Event of Default in the payment of principal, premium, if any, interest or Liquidated Damages, if any on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration) or (b) in respect of a covenant or provision hereof which under Section 10.02 cannot be modified or amended without the consent of the Holder of each outstanding Note.

The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

(14)                            TRUSTEE DEALINGS WITH COMPANY.  The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise.  The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

(15)                            NO RECOURSE AGAINST OTHERS.  No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, the Indenture or the Registration Rights Agreement for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

(16)                            AUTHENTICATION.  This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(17)                            ABBREVIATIONS.  Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(18)                            ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED SECURITIES.  In addition to the rights provided to Holders under the Indenture, Holders of Transferred Restricted Securities (as defined in the Registration Rights Agreement) shall have all the rights set forth in the Registration Rights Agreement.

(19)                            CUSIP NUMBERS.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement.  Requests may be made to:

DFG HOLDINGS, INC.

1436 Lancaster Avenue
Berwyn, Pennsylvania 19312

Attention:  Chief Financial Officer

ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

(Insert assignee’s soc.  sec.  or tax I.D.  no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                       to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:*

*                 Participant in Recognized Signature Medallion Program (or other signature guarantor acceptable to Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 3.10 or 5.14 of the Indenture, check the box below:

☐ Section 3.10 ☐ Section 5.14

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 3.10 or Section 5.14 of the Indenture, state the amount you elect to have purchased: $

Date:	Your Signature:
(Sign exactly as your name appears on this Note)

Tax Identification No.:

Signature Guarantee:*

*                 Participant in Recognized Signature Medallion Program (or other signature guarantor acceptable to Trustee).

[If the note is a Global Note, then insert—SCHEDULE OF EXCHANGES FOR CERTIFICATED NOTE OR ANOTHER GLOBAL NOTE

The following exchanges of a part of this Global Note for certificated Notes or another Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officers of Trustee or Note Custodian]

SECTION 2.04  EXECUTION AND AUTHENTICATION.

The Notes shall be executed on behalf of the Company by one of its Officers.  The signature of any Officer on the Notes may be manual or facsimile.

Notes bearing the manual or facsimile signature of an individual who was at any time an Officer of the Company shall bind the Company, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Notes or did not hold such office at the date of such Notes.

A Note shall not be valid until authenticated by the manual signature of the Trustee.  The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes as in this Indenture provided and not otherwise.  The Company Order shall specify the amount of Notes to be authenticated, the date on which the Notes shall be authenticated and the aggregate principal amount of Notes outstanding on the date of authentication.  The aggregate principal amount of Notes outstanding at any time may not exceed the sum of (x) $49,351,422 and (y) the aggregate amount of PIK Notes issued from time to time after the Closing Date equal to the aggregate amount of PIK Payments theretofore made, except as provided in Section 2.09.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

Each Note shall be dated the date of its authentication.  The Subordinated Notes shall be originally dated and authenticated as of November 13, 2003.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

SECTION 2.05  REGISTRAR AND PAYING AGENT.

The Company shall maintain an office or agency where the Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where the Notes may be presented for payment (“Paying Agent”).  The Registrar shall keep a register of the Notes (the “Notes Register”) and of their transfer and exchange.  Such Notes Register shall distinguish between Subordinated Notes and Exchange Subordinated Notes.  The Company may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Company may change any Paying Agent or Registrar without notice to any Holder.  The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.  The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Company initially appoints DTC to act as Depositary with respect to the Global Notes.

The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

SECTION 2.06  PAYING AGENT TO HOLD MONEY IN TRUST.

The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, interest or Liquidated Damages, if any, on the Notes, and will promptly notify the Trustee of any default by the Company in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money.  If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.07  HOLDER LISTS.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a).  If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven (7) Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require, of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA § 312(a).

SECTION 2.08  REGISTRATION; TRANSFER AND EXCHANGE GENERALLY; CERTAIN TRANSFERS AND EXCHANGES; SECURITIES ACT LEGENDS.

(a)                                  Transfer and Exchange of Global Notes.  The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture and the Applicable Procedures, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Beneficial interests in a Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Note in accordance with the transfer restrictions set forth in the Note.  Transfers of beneficial interests in the Global Notes to Persons required to take delivery thereof in the form of an interest in another Global Note shall be permitted as follows:

(i)                                     Restricted Global Note to Regulation S Global Note.  If the owner of a beneficial interest in the Restricted Global Note wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Regulation S Global Note, such transfer may be effected only in accordance with the provisions of this subsection (a)(i) and subsection (a)(v) below and subject to the Applicable Procedures.  Upon receipt by the Trustee, as Registrar, of (A) an order given by the Depositary or its authorized representative directing that a beneficial interest in the Regulation S Global Note in a specified principal amount be credited to a specified Agent Member’s account and that a beneficial interest in the Restricted Global Note in an equal principal amount be debited from another specified Agent Member’s account and (B) a Regulation S Certificate, in the form of Exhibit A hereto, duly executed by the owner of such beneficial interest in the Restricted Global Note or his attorney duly authorized in writing, the Trustee, as Registrar but subject to subsection (a)(v) below, shall reduce the principal amount of the Restricted Global Note and increase the principal amount of the Regulation S Global Note by such specified principal amount.

(ii)                                  Regulation S Global Note to Restricted Global Note.  If the owner of a beneficial interest in the Regulation S Global Note wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Note, such transfer may be effected only in accordance with this subsection (a)(ii) and subject to the Applicable Procedures.  Upon receipt by the Trustee, as Registrar, of (A) an order given by the Depositary or its authorized representative directing that a beneficial interest in the Restricted Global Note in a specified principal amount be credited to a specified Agent Member’s account and that a beneficial interest in the Regulation S Global Note in an equal principal amount be debited from another specified Agent Member’s account and (B) if such transfer is to occur during the Restricted Period, a Restricted Notes Certificate, in the form of Exhibit B hereto, duly executed by the owner of such beneficial interest in the Regulation S Global Note or his attorney duly authorized in writing, the Trustee, as Registrar, shall reduce the principal amount of the Regulation S Global Note and increase the principal amount of the Restricted Global Note by such specified principal amount.

(iii)                               Restricted Non-Global Note to Restricted Global Note or Regulation S Global Note.  If the Holder of a Restricted Note (other than a Global Note) wishes at any time to transfer all or any portion of such Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Note or the Regulation S Global Note, such transfer may be effected only in accordance with the provisions of this subsection (a)(iii) and subsection (a)(v) below and subject to the Applicable Procedures.  Upon receipt by the Trustee, as Registrar, of (A) such Note and instructions satisfactory to the Trustee directing that a beneficial interest in the Restricted Global Note or Regulation S Global Note in a specified principal amount not greater than the principal amount of such Note be credited to a specified Agent Member’s account and (B) a Restricted Notes Certificate, if the specified account is to be credited with a beneficial interest in the Restricted Global Note, or a Regulation S Certificate, if the specified account is to be credited with a beneficial interest in the Regulation S Global Note, in either case satisfactory to the Trustee and duly executed by such Holder or his attorney duly authorized in writing, the Trustee, as Registrar, but subject to subsection (a)(v) below, shall cancel such Note (and issue a new Note in respect of any untransferred portion thereof) and increase the principal amount of the Restricted Global Note or the Regulation S Global Note, as the case may be, by the specified principal amount.

(iv)                              Regulation S Non-Global Note to Restricted Global Note or Regulation S Global Note.  If the Holder of a Regulation S Note (other than a Global Note) wishes at any time to transfer all or any portion of such Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Note or the Regulation S Global Note, such transfer may be effected only in accordance with this subsection (a)(iv) and subsection (a)(v) below and subject to the Applicable Procedures.  Upon receipt by the Trustee, as Registrar, of (A) such Note and instructions satisfactory to the Trustee directing that a beneficial interest in the Restricted Global Note or Regulation S Global Note in a specified principal amount not greater than the principal amount of such Note be credited to a specified Agent Member’s account and (B) if the transfer is to occur during the Restricted Period and the specified account is to be credited with a beneficial interest in the Restricted Global Note, a Restricted Notes Certificate, duly executed by such Holder or his attorney duly authorized in writing, the Trustee, as Registrar, but subject to subsection (a)(v) below, shall cancel such Note (and issue a new Note in respect of any untransferred portion thereof) and increase the principal amount of the Restricted Global Note or the Regulation S Global Note, as the case may be, by the specified principal amount.

(v)                                 Regulation S Global Note to be Held Through Euroclear or Clearstream during Restricted Period.  The Company shall use its best efforts to cause the Depositary to ensure that, until the expiration of the Restricted Period, beneficial interests in the Regulation S Global Note may be held only in or through accounts maintained at the Depositary by Euroclear or Clearstream (or by Agent Members acting for the account thereof), and no person shall be entitled to effect any transfer or exchange that would result in any such interest being held otherwise than in or through such an account; provided, that this subsection (a)(v) shall not prohibit any transfer or exchange of such an interest in accordance with subsection (a)(ii) above or (c) below.

(b)                                 Transfer and Exchange of Certificated Notes.  When certificated Notes are presented by a Holder to the Registrar with a request:

(x)                                   to register the transfer of the certificated Notes; or

(y)                                 to exchange such certificated Notes for an equal principal amount of certificated Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested; provided, however, that the certificated Notes presented or surrendered for register of transfer or exchange:

(i)                                     shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing; and

(ii)                                  if the Note is to be transferred in whole or in part and is a Restricted Note, or is a Regulation S Note and the transfer is to occur during the Restricted Period, then the Trustee shall have received (A) a Restricted Notes Certificate, duly executed by the transferor Holder or his attorney duly authorized in writing, in which case the transferee Holder shall take delivery in the form of a Restricted Note, or (B) a Regulation S Certificate, satisfactory to the Trustee and duly executed by the transferor Holder or his attorney duly authorized in writing, in which case the transferee Holder shall take delivery in the form of a Regulation S Note (subject in each case to Section 2.08(f)).

(c)                                  Transfer of a Beneficial Interest in a Restricted Global Note or Regulation S Global Note for a Certificated Note.

(i)                                     Any Person having a beneficial interest in a Restricted Global Note or Regulation S Global Note may upon request, subject to the Applicable Procedures, exchange such beneficial interest for a certificated Note.  Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary (or Euroclear or Clearstream, if applicable), from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Restricted Global Note or Regulation S Global Note; provided, that if such interest is a beneficial interest in the Restricted Global Note, or if such interest is a beneficial interest in the Regulation S Global Note and such exchange is to occur during the Restricted Period, then such interest shall be exchanged for a Restricted Note (subject in each case to Section 2.08(f));

(ii)                                  in which case the Trustee or the Note Custodian, at the direction of the Trustee, shall, in accordance with the standing instructions and procedures existing between the Depositary and the Note Custodian, cause the aggregate principal amount of Restricted Global Note or Regulation S Global Note, as applicable, to be reduced accordingly and, following such reduction, the Company shall execute and, the Trustee shall authenticate and deliver to the transferee a certificated Note in the appropriate principal amount.

(iii)                               Certificated Notes issued in exchange for a beneficial interest in a Restricted Global Note or Regulation S Global Note, as applicable, pursuant to this subsection (c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its Agent Members or otherwise, shall instruct the Trustee.  The Trustee shall deliver such certificated Notes to the Persons in whose names such Notes are so registered.  Following any such issuance of certificated Notes, the Trustee, as Registrar, shall instruct the Depositary to reduce or cause to be reduced the aggregate principal amount at maturity of the applicable Global Note to reflect the transfer.

(d)                                 Restrictions on Transfer and Exchange of Global Notes.  Notwithstanding any other provision of this Indenture (other than the provisions set forth in subsection (e) of this Section 2.08), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(e)                                  Authentication of Certificated Notes in Absence of Depositary.  If at any time:

(i)                                     the Depositary (a) notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor Depositary for the Global Notes is not appointed by the Company within 90 days thereafter;

(ii)                                  the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of certificated Notes under this Indenture; or

(iii)                               there has occurred and is continuing a Default or Event of Default with respect to the Notes, then the Company shall execute, and the Trustee shall, upon receipt of an authentication order in accordance with Section 2.04 hereof, authenticate and deliver, certificated Notes in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes.

(f)                                    Securities Act Legends.  Rule 144A Notes and their Successor Notes shall bear a Restricted Notes Legend, and Initial Regulation S Notes and their Successor Notes shall bear a Regulation S Legend, subject to the following:

(i)                                     subject to the following subsections of this Section 2.08(f), a Note or any portion thereof which is exchanged, upon transfer or otherwise, for a Global Note or any portion thereof shall bear the Securities Act Legend borne by such Global Note while represented thereby;

(ii)                                  subject to the following subsections of this Section 2.08(f), a new Note which is not a Global Note and is issued in exchange for another Note (including a Global Note) or any portion thereof, upon transfer or otherwise, shall bear the Securities Act Legend borne by such other Note; provided, that if such new Note is required pursuant to Section 2.08(b) or (c) to be issued in the form of a Restricted Note, it shall bear a Restricted Notes Legend and, if such new Note is so required to be issued in the form of a Regulation S Note, it shall bear a Regulation S Legend;

(iii)                               Registered Notes shall not bear a Securities Act Legend;

(iv)                              at any time after the Notes may be freely transferred without registration under the Securities Act or without being subject to transfer restrictions pursuant to the Securities Act, a new Note which does not bear a Securities Act Legend may be issued in exchange for or in lieu of a Note (other than a Global Note) or any portion thereof which bears such a legend if the Trustee has received an Unrestricted Notes Certificate, in the form of Exhibit C hereto, duly executed by the Holder of such legended Note or his attorney duly authorized in writing, and after such date and receipt of such certificate, at the direction of the Company, the Trustee shall authenticate and deliver such a new Note in exchange for or in lieu of such other Note;

(v)                                 a new Note which does not bear a Securities Act Legend may be issued in exchange for or in lieu of a Note (other than a Global Note) or any portion thereof which bears such a legend if, in the Company’s judgment, placing such a legend upon such new Note is not necessary to ensure compliance with the registration requirements of the Securities Act, and the Trustee, at the direction of the Company, shall authenticate and deliver such a new Note; and

(vi)                              notwithstanding the foregoing provisions of this Section 2.08(f), a Successor Note of a Note that does not bear a particular form of Securities Act Legend shall not bear such form of legend unless the Company has reasonable cause to believe that such Successor Note is a “restricted note” within the meaning of Rule 144, in which case the Trustee, at the direction of the Company, shall authenticate and deliver a new Note bearing a Restricted Notes Legend in exchange for such Successor Note.

(g)                                 Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in the Global Notes have been exchanged for certificated Notes, redeemed, repurchased or cancelled, all Global Notes shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.13 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for certificated Notes, redeemed, repurchased or cancelled, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Notes Custodian, at the direction of the Trustee, to reflect such reduction.

(h)                                 General Provisions Relating to Transfers and Exchanges.

(i)                                     To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate certificated Notes and Global Notes at the Registrar’s request.

(ii)                                  No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.12, 3.06, 3.10, 5.14 and 10.05 hereto).

(iii)                               All certificated Notes and Global Notes issued upon any registration of transfer or exchange of certificated Notes or Global Notes shall be the valid obligations of the Company, evidencing the same debt (except for the differences between the Exchange Subordinated Notes and the Subordinated Notes provided for herein) and entitled to the same benefits under this Indenture, as the certificated Notes or Global Notes surrendered upon such registration of transfer or exchange.

(iv)                              The Company shall not be required:

(A)                              to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection; or

(B)                                to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C)                                to register the transfer of or to exchange any Note between a record date and the immediately following interest payment date.

(v)                                 Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, interest and Liquidated Damages, if any, on such Notes, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

(vi)                              The Trustee shall authenticate certificated Notes and Global Notes in accordance with the provisions of Section 2.04 hereof.

(vii)                           The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(viii)                        Neither the Trustee nor any of its agents shall have any responsibility for any actions taken or not taken by the Depositary.

SECTION 2.09  REPLACEMENT NOTES.

If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Note if the Trustee’s requirements are met.  If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.  The Company may charge for its expenses in replacing a Note.

Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.10  OUTSTANDING NOTES.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding.  Except as set forth in Section 2.11 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

If a Note is replaced pursuant to Section 2.09 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

If the principal amount of any Note is considered paid under Section 5.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.11  TREASURY NOTES.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company (excluding any Purchasers), shall be considered as though not outstanding, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

SECTION 2.12  TEMPORARY NOTES.

Until certificated Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon a written order of the Company signed by two Officers of the Company.  Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee.  Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate certificated Notes in exchange for temporary Notes.

Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.13  CANCELLATION.

The Company at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange Act).  Certification of the destruction of all cancelled Notes shall be delivered to the Company.  The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.14  DEFAULTED INTEREST.

If the Company defaults in a payment of interest (including Default Interest, if any, and Liquidated Damages, if any) on the Notes, it shall pay the defaulted interest in cash (including Default Interest, if any, and Liquidated Damages, if any) in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest (including Default Interest, if any, and Liquidated Damages, if any), to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Sections 5.01 and 7.03 hereof.  The Company shall notify the Trustee in writing of the amount of defaulted interest (including Default Interest, if any, and Liquidated Damages, if any) proposed to be paid on each Note and the date of the proposed payment.  The Company shall fix or cause to be fixed each such special record date and payment date; provided, that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest.  At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

ARTICLE 3
REDEMPTION AND PREPAYMENT

SECTION 3.01  NOTICES TO TRUSTEE.

If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof or if the Company is obligated to effect a Special Mandatory Redemption pursuant to Section 3.09(a) hereof, in each such case, it shall furnish to the Trustee, at least 45 days but not more than 60 days before a redemption date, an Officers’ Certificate setting forth (i) the subsection of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.  The Trustee shall not be required to perform any calculations in connection with any Special Mandatory Redemption and shall be entitled to rely exclusively on the written notice delivered to the Trustee by the Company.

SECTION 3.02  SELECTION OF NOTES TO BE REDEEMED.

If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption shall be made by the Trustee on a pro rata basis and in any event in compliance with the requirements of the principal national securities exchange, if any, on which the Notes may be listed; provided, that no Notes of $1,000 or less shall be redeemed in part.

The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed.  Notes and portions of Notes selected shall be in amounts of $1,000 or multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed.  A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.  On and after the redemption date, unless the Company defaults in the payment of the redemption price, interest and Liquidated Damages, if any, will cease to accrue on the principal amount of the Notes or portions of them called for redemption.  Except as provided in this Section 3.02, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03  NOTICE OF REDEMPTION.

Subject to the provisions of Section 3.10 hereof, at least 30 but not more than 60 days before the redemption date, the Company shall mail or caused to be mailed, by first class mail, a notice of redemption to each Holder of Notes whose Notes are to be redeemed at its registered address.

The notice shall identify the Notes to be redeemed and shall state:

(a)                                  the redemption date;

(b)                                 the redemption price;

(c)                                  if any Note is to be redeemed in part only, the portion of the principal amount thereof to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

(d)                                 the name and address of the Paying Agent;

(e)                                  that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f)                                    that, unless the Company defaults in making such redemption payment, interest and Liquidated Damages, if any, on Notes called for redemption ceases to accrue on and after the redemption date;

(g)                                 the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(h)                                 the CUSIP number; provided, that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04  EFFECT OF NOTICE OF REDEMPTION.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price.  A notice of redemption may not be conditional.

SECTION 3.05  DEPOSIT OF REDEMPTION PRICE.

One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of, Liquidated Damages, if any, and accrued interest on all Notes to be redeemed on that date.  The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, Liquidated Damages, if any, and accrued interest on all Notes to be redeemed.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest and Liquidated Damages, if any, shall cease to accrue on the Notes or the portions of Notes called for redemption.  If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date.  If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Sections 5.01 and 7.03 hereof.

SECTION 3.06  NOTES REDEEMED IN PART.

Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company’s written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07  OPTIONAL REDEMPTION.

The Company shall not have the option to redeem the Notes prior to November 13, 2003.  Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days’ prior written notice, at the redemption prices (expressed as percentages of the sum (the “Current Accretion Amount”) of (x) the principal amount being redeemed plus (y) all accrued and unpaid interest to the redemption date that is permitted to be paid through the issuance of the PIK Notes on the next succeeding Interest Payment Date (such principal amount and accrued interest to be computed for actual days elapsed to the redemption date)) if redeemed during the twelve-month period beginning on January 1 of the years indicated below:

YEAR	PERCENTAGE
From the Closing Date through December 31, 2005	100.000%
2006	112.500%
2007	110.000%
2008	107.500%
2009	105.000%
2010	102.500%
2011 and thereafter	100.000%

, together in the case of any such redemption with accrued and unpaid interest that is required to be paid in cash on the next succeeding Interest Payment Date (such accrued interest to be computed for actual days elapsed to the redemption date) and Liquidated Damages,  if any, thereon to the applicable redemption date

SECTION 3.08  APPLICATION OF REDEMPTION PAYMENTS.

The Company may not deliver a notice of redemption pursuant to Section 3.03 unless, concurrently therewith, a similar notice of redemption is delivered to the holders of the Company Senior Notes calling for a redemption of the same percentage  of the Company Senior Notes as the notice of redemption delivered pursuant to Section 3.03; provided, however, that to the extent any holder of the Company Senior Notes exercises its right with respect to any optional redemption pursuant to Section 3.08 of the Company Senior Note Indenture to decline the redemption of all or a portion of the Company Senior Notes then held by such holder (a notice of which shall be given by the Company to the

Holders and the Trustee within five (5) Business Days prior to the relevant redemption date) the aggregate amount so declined shall be applied to the redemption of the Notes.

SECTION 3.09  MANDATORY REDEMPTION; OFFERS TO PURCHASE; OPEN MARKET PURCHASES.

(a)                                  If the aggregate amount which would be includible in gross income for federal income tax purposes with respect to the Notes before any Interest Payment Date occurring after the fifth (5th) anniversary of the Closing Date (the “Aggregate Inclusion”) exceeds an amount equal to the sum of (x) the aggregate amount of interest paid in cash under the Notes before such Interest Payment Date and (y) the product of the issue price of all of the Notes (as determined under United States Treasury Regulation Section 1.1273-2(a)) multiplied by 14.44% (the sum of (x) and (y), the “Adjusted Actual Payment”), the Company shall, on such Interest Payment Date, make a mandatory redemption (any such redemption a “Special Mandatory Redemption”) on the Notes, with the premium calculated in accordance with Paragraph 5 of the reverse of this Note, to the extent that the Aggregate Inclusion exceeds the Adjusted Actual Payment.

(b)                                 Except as set forth in Sections 3.09(a), 3.10 and 5.14 hereof, the Company shall not be required to make mandatory redemption or sinking fund payments or offers to purchase with respect to the Notes.  The Company may at any time and from time to time purchase Notes in the open market or otherwise.

SECTION 3.10  OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS.

In the event that, pursuant to Section 5.10 hereof, the Company shall be required to commence an offer to all Holders of Notes and all holders of Company Senior Notes to purchase Notes and Company Senior Notes (an “Asset Sale Offer”), it shall follow the procedures specified in this Section 3.10.

The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Offer Period”).  No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Company shall purchase the principal amount of Notes and Company Senior Notes required to be purchased pursuant to Section 5.10 hereof (the “Offer Amount”) or, if less than the Offer Amount has been tendered, all Notes and Company Senior Notes tendered in response to the Asset Sale Offer.  Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

If the Purchase Date is on or after an interest record date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes tendered and purchased pursuant to the Asset Sale Offer.

Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee.  The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer.  The Asset Sale Offer shall be made to all Holders.  The notice, which shall govern the terms of the Asset Sale Offer, shall state:

(a)                                  that the Asset Sale Offer is being made pursuant to this Section 3.10 and Section 5.10 hereof to Holders of Notes and holders of Company Senior Notes and the length of time the Asset Sale Offer shall remain open;

(b)                                 the Offer Amount, the purchase price and the Purchase Date;

(c)                                  that any Note not tendered or accepted for payment shall continue to accrue interest and Liquidated Damages, if any;

(d)                                 that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest and Liquidated Damages, if any, after the Purchase Date;

(e)                                  that Holders electing to have any Notes purchased pursuant to any Asset Sale Offer shall be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent or the Depositary, as applicable, at the address specified in the notice prior to the close of business on the third Business Day preceding the Purchase Date;

(f)                                    that Holders shall be entitled to withdraw their election if the Paying Agent or the Depositary, as applicable, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Note purchased;

(g)                                 that, if the aggregate principal amount of Notes surrendered by Holders and Company Senior Notes surrendered by holders thereof collectively exceeds the Offer Amount, the Company shall select the Notes and Company Senior Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes and Company Senior Notes in denominations of $1,000, or multiples thereof, shall be purchased); and

(h)                                 that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes and Company Senior Notes or portions thereof tendered pursuant to the Asset Sale Offer, or, if less than the Offer Amount has been tendered, all Notes and Company Senior Notes tendered, and shall deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.10.  The Paying Agent shall promptly (but in any case not later than five (5) Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount received from the Company equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail (or cause to be transferred by book-entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered.  Any Note not so accepted shall be promptly mailed (or caused to be transferred by book-entry) by the Company to the Holder thereof.  The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

Other than as specifically provided in this Section 3.10, any purchase pursuant to this Section 3.10 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

ARTICLE 4
SATISFACTION AND DISCHARGE

SECTION 4.01  SATISFACTION AND DISCHARGE.

This Indenture shall cease to be of further effect (except Sections 2.06, 2.08, 2.09, 3.07, 5.01, 8.01, 8.02 and 8.07), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when:

(1)                                  either:

(a)                                  the Company will have paid or will have caused to be paid the principal of, premium, if any, interest and Liquidated Damages, if any, as and when the same shall have become due and payable;

(b)                                 all outstanding Notes (other than Notes which have been lost, stolen or destroyed and which have been replaced or paid as provided in Section 2.09) have been delivered to the Trustee for cancellation; or

(c)                                  an irrevocable notice of redemption has been delivered in accordance with Section 3.03 with respect to all outstanding Notes and the Company has made an irrevocable deposit with the Trustee, in trust, of cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent certified public accountants, to pay the principal of, premium, if any, interest and Liquidated Damages, if any, on the outstanding Notes on the applicable redemption date;

(2)                                  the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(3)                                  the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture pursuant to this Article Four, the obligations of the Company to the Trustee under Section 8.07 and, if money shall have been deposited with the Trustee pursuant to subsection (c) of subsection (1) of this Section, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 9.05 shall survive.

SECTION 4.02  APPLICATION OF TRUST MONEY.

Subject to the provisions of the last paragraph of Section 9.05, all money deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest (including any Liquidated Damages) for whose payment such money has been deposited with the Trustee.

ARTICLE 5
COVENANTS

SECTION 5.01  PAYMENT OF NOTES.

The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes.  Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m.  Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.  If on any Interest Accrual Date the Company has elected to make a PIK Payment, the applicable installment of interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date any combination of money in immediately available funds and fully issued and authenticated PIK Notes in a combined aggregate amount equal to the amount of the installment of interest that is due and payable on such Interest Accrual Date.  The Company shall pay all Liquidated Damages, if any, in the manner, on the dates and in the amounts set forth in the Registration Rights Agreement.

The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 2% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 5.02  MAINTENANCE OF OFFICE OR AGENCY.

The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes.  The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee one such office or agency of the Company.

SECTION 5.03  REPORTS.

Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC (to the extent the SEC will accept such filings) and provide the Trustee and the Holders with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such annual reports and such information, documents and other reports to be so filed and provided at the times specified for the filing thereof under such Sections.  In addition, the Company will furnish to the Holders and to prospective investors, upon request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates as provided in Section 5.04).

SECTION 5.04  COMPLIANCE CERTIFICATE.

(a)                                  The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, premium, Liquidated Damages or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

(b)                                 So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 5.03 above shall be accompanied by a written statement of the Company’s independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article Five or Article Six hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

(c)                                  The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 5.05  TAXES.

(a)                                  The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon the Company or any of its Subsidiaries or upon the income, profits or property of the Company or any of its Subsidiaries and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings; provided, that appropriate reserves therefor are established in the Company’s consolidated financial statements in accordance with GAAP.

(b)                                 The Company and Tax Subsidiaries shall timely file or cause to be filed when due all Tax Returns that are required to be filed by or with respect to the Company for taxable years ending after the Closing Date and shall pay any Taxes due in respect of such Tax Returns.

(c)                                  The Company shall be liable for all transfer taxes arising from the issuance of the Notes.

(d)                                 The obligations of the parties set forth in this Section 5.05 shall be unconditional and absolute and shall remain in effect until the expiration of the relevant statute of limitations.

SECTION 5.06  STAY, EXTENSION AND USURY LAWS.

The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 5.07  RESTRICTED PAYMENTS.

The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, (a) declare or pay any dividend or make any other payment or distribution on account of the Company’s Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company’s Equity Interests in their capacity as such (other than dividends or distributions payable solely in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company or any Wholly Owned Subsidiary of the Company), (b) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company or other Affiliate of the Company, (c) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes, except, in the case of any such Indebtedness other than Earn-Out Obligations, at final maturity thereof or (d) make any Restricted Investment (all such payments and other actions set forth in clauses (a) through (d) above being collectively referred to as “Restricted Payments”); provided, however, that the foregoing provisions shall not prohibit (i) any repurchase, redemption or other acquisition or retirement for value by the Company of any Equity Interests of the Company or any Subsidiary of the Company held by any member of the Company’s (or any of its Subsidiaries’) management pursuant to any management equity subscription agreement or stock option agreement; provided, that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $1.0 million in any twelve-month period plus the aggregate cash proceeds received by the Company or any Subsidiary during such twelve-month period from any reissuance of Equity Interests by the Company or any Subsidiary to members of management of the Company and its Subsidiaries plus any proceeds received during such twelve-month period under key man insurance policies with respect to such members of management, (ii) redemption or repurchase of the Holdings Note Shares and/or the Subscription Shares pursuant to the exercise of the Put Option and (iii) any payment, when due, of Earn-out Obligations; provided, that, so long as the

Purchasers own any Notes, the aggregate amount of such payments shall not exceed $1,000,000 in any twelve-month period.

SECTION 5.08  DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (a)(i) pay dividends or make any other distributions to the Company or any of its Subsidiaries (A) on its Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits or (ii) pay any indebtedness owed to the Company or any of its Subsidiaries, (b) make loans or advances to the Company or any of its Subsidiaries or (c) transfer any of its properties or assets to the Company or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) Existing Indebtedness as in effect on the date of this Indenture, and any amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings thereof; provided, however, that such amendments, modifications, restatements, renewals, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the agreements governing such Indebtedness as in effect on the date of this Indenture, (ii) the Credit Agreement as in effect as of the date of this Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided, however, that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings (x) are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the Credit Agreement as in effect on the date of this Indenture and (y) contain no restrictions on the ability of (I) DFG to pay dividends or make distributions in an amount sufficient to enable the Company to make payments of interest on the Notes as they become due in cash or (II) the Company to make such payments, (iii)(x) the DFG Senior Notes and the DFG Senior Notes Indenture as in effect on the date of this Indenture, and any amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings thereof; provided, however, that such amendments, modifications, restatements, renewals, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such Indebtedness as in effect on the date of this Indenture, (y) this Indenture and the Notes and (z) the Company Senior Notes and the Company Senior Note Indenture as in effect on the date of this Agreement, and any amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings thereof; provided, however, that such amendments, modifications, restatements, renewals, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such Indebtedness as in effect on the date of this Indenture, (iv) applicable law, (v) by reason of customary non-assignment provisions in leases, licenses and other agreements entered into in the ordinary course of business and consistent with past practices, (vi) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (c) above on the property so acquired, (vii) an agreement for the sale or other disposition of all or substantially all of the Equity Interests or assets of a Subsidiary of the Company otherwise permitted by this Indenture that restricts distributions or dispositions of assets by such Subsidiary pending the sale or disposition, (viii) provisions with respect to the disposition or distribution of funds or other property in partnership, joint venture and other similar agreements entered into in the ordinary course of business, (ix) Liens securing Indebtedness otherwise permitted to be incurred pursuant to the provisions of this Section 5.08 that limit the right of the Company or any of its Subsidiaries to dispose of the asset or assets subject to such Lien, (x) to the extent not permitted by the proviso to clause (i) above, Permitted Refinancing Indebtedness; provided, however, that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced or (xi) any instrument governing Indebtedness or Capital

Stock of a Person acquired by the Company or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such instrument was created or such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided, that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred.

SECTION 5.09  INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK.

(a)                                  The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, Guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt) and the Company shall not issue any Disqualified Stock and shall not permit any of its Subsidiaries to issue any shares of preferred stock; provided, however, that the Company and DFG may incur Indebtedness (including Acquired Debt), and the Guarantors may guarantee such Indebtedness of DFG, and the Company and DFG may issue shares of Disqualified Stock, if (i) the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued (in either case, the “Incurrence Date”) would have been at least 1.5 to 1 and (ii) the ratio (the “Debt Ratio”) of (A) the aggregate principal amount of consolidated Indebtedness of the Company and its Subsidiaries outstanding as of the date of the Company’s most recently ended fiscal quarter for which internal financial statements are available immediately preceding the Incurrence Date to (B) the Consolidated Cash Flow of the Company for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the Incurrence Date would have been less than 5.0 to 1; provided, however, that for the purposes of calculating the aggregate principal amount of consolidated Indebtedness of the Company and its Subsidiaries as of any date (i) the aggregate principal amount of the outstanding Notes as of such date shall be deemed to be the principal amount thereof as of such date and (ii) the aggregate principal amount of the Indebtedness outstanding under any revolving credit facility as of such date shall be deemed to be the daily average amounts outstanding thereunder during the three months ending on such date.  Each of the foregoing ratios shall be calculated on a pro forma basis giving effect to (i)(A) the incurrence of the Indebtedness or issuance of the Disqualified Stock giving rise to such calculation, (B) any other incurrence of Indebtedness (other than revolving credit borrowings) or issuance of Disqualified Stock subsequent to the commencement of the four-quarter reference period and (C) in each such case, the application of the net proceeds therefrom as if such incurrence, issuance and application had occurred at the beginning of the four-quarter reference period and (ii) any acquisitions that have been made by the Company or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during such four-quarter reference period or subsequent thereto and prior to the Calculation Date as if they occurred on the first day of such four-quarter reference period.  In addition, the Consolidated Cash Flow for any such four-quarter reference period shall be calculated (i) to include the Consolidated Cash Flow of the acquired entities (adjusted to include any expense or cost reductions for which pro forma treatment would be permitted under Article 11 of Regulation S-X promulgated under the Securities Act as of the date of this Indenture), (ii) without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income and (iii) to exclude the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and to operations or businesses disposed of prior to the Calculation Date.  In calculating the Fixed Charges as of any Calculation Date, the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and to operations or businesses disposed of prior to the Calculation Date shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Subsidiaries following the Calculation Date.

(b)                                 The foregoing provisions shall not apply to (i) the incurrence by DFG (and Guarantees thereof by the Company and the Guarantors) of Indebtedness for working capital purposes and letters of credit pursuant to the Credit Agreement (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiaries thereunder) in an aggregate principal amount not to exceed as of any date of incurrence the lesser of (1) $55.0 million, minus the amount of any permanent reduction in the amount of borrowings permitted thereunder in accordance with the terms thereof, and (2) the amount of the Borrowing Base, (ii) the incurrence by DFG (and Guarantees thereof by the Company and the Guarantors) of the Indebtedness represented by (1) DFG Senior Notes issued on the Closing Date in the aggregate principal amount not to exceed $220.0 million and (2) DFG Senior Notes issued after the Closing Date pursuant to the DFG Senior Notes Indenture so long as the Net Proceeds of such issuances are used, substantially contemporaneously with such issuances, solely to redeem the Notes and the Company Senior Notes in compliance with the voluntary redemption provisions of this Indenture and the Company Senior Note Indenture, (iii) the incurrence by the Company and its Subsidiaries of the Existing Indebtedness, (iv) the incurrence by the Company and its Subsidiaries of the Indebtedness represented by the Notes and the Company Senior Notes, (v) the incurrence by the Company or any of its Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Subsidiary, in an aggregate principal amount not to exceed $5.0 million at any time outstanding, (vi) the incurrence by the Company or any of its Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was permitted by this Indenture to be incurred, (vii) the incurrence by the Company or any of its Subsidiaries of intercompany Indebtedness between or among the Company and any of its Wholly Owned Subsidiaries; provided, however, that (A) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinate to the payment in full of all Obligations with respect to the Notes and (B)(1) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Wholly Owned Subsidiary and (2) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly Owned Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be, (viii) the incurrence by the Company or any of its Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging (A) interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding, or (B) currency exchange risk in connection with existing financial obligations and not for purposes of speculation, (ix) the incurrence by the Company or any of its Subsidiaries of Indebtedness (in addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed $10.0 million, (x) the incurrence by the Company or any of its Subsidiaries of Earn-out Obligations in an aggregate amount not to exceed $5.0 million at any time outstanding and (xi) the incurrence by a Receivables Subsidiary of Indebtedness in connection with a Qualified Receivables Transaction that is without recourse (other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction) to DFG or any of its Subsidiaries or any of their respective assets and that is not Guaranteed by DFG or any of its Subsidiaries.

(c)                                  Notwithstanding any provision contained in this Section 5.09 to the contrary, after the Closing Date, neither the Company shall, nor shall it permit any of its Subsidiaries to, incur any Indebtedness to LGP (other than (i) as a Purchaser and (ii) solely as a counterparty to any Hedging Obligation) unless such Indebtedness constitutes Subordinated Indebtedness.

(d)                                 The Company shall not incur any Indebtedness which by its terms is both (i) subordinate in right of payment to any Senior Indebtedness and (ii) senior in right of payment to the

Notes (it being understood that Indebtedness shall not be deemed subordinate in right of payment to other Indebtedness solely by reason of such other Indebtedness having the benefit of a security interest in property of the Company).

(e)                                  For purposes of determining compliance with this Section 5.09, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (i) through (ix) of paragraph (b) of this Section 5.09, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this Section 5.09 and will only be required to include the amount and type of such Indebtedness in one of such clauses or pursuant to Section 5.09(a), and may re-classify any such item of Indebtedness from time to time among such clauses or the first paragraph of this Section 5.09, so long as such item meets the applicable criteria for such category.  Accrual of interest, accretion of accreted value and issuance of securities paid-in-kind shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 5.09.

SECTION 5.10  ASSET SALES.

(a)                                  The Company shall not, and shall not permit any of its Subsidiaries to (i) sell, lease, convey or otherwise dispose of any assets (including, without limitation, by way of a sale and leaseback) other than sales of inventory in the ordinary course of business consistent with past practices (provided, that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole shall be governed by the provisions of Section 5.13 and Section 6.01 hereof and not by the provisions of this Section 5.10) or (ii) issue or sell Equity Interests of any of the Company’s Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (A) that have a fair market value in excess of $1.0 million or (B) for Net Proceeds in excess of $1.0 million (each of the foregoing, an “Asset Sale”), unless (i) the Company (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers’ Certificate delivered to the Holders) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 80% of the consideration therefor received by the Company or such Subsidiary is in the form of cash; provided, however, that the amount of (A) any liabilities (as shown on the Company’s or such Subsidiary’s most recent balance sheet) of the Company or any Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets pursuant to any arrangement releasing the Company or such Subsidiary from further liability and (B) any notes or other obligations received by the Company or any such Subsidiary from such transferee that are immediately converted by the Company or such Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.  Notwithstanding the foregoing, Asset Sales shall not be deemed to include (i) a transfer of assets by the Company to a Wholly Owned Subsidiary, or by a Wholly Owned Subsidiary of the Company to the Company or to another Wholly Owned Subsidiary, (ii) the issuance of Equity Interests by a Wholly Owned Subsidiary to the Company or to a Wholly Owned Subsidiary, (iii) a Restricted Payment or Permitted Investment that is permitted by the provisions of Section 5.07 hereof, (iv) the creation of Permitted Liens and the disposition of assets subject to such Liens by or on behalf of the Person holding such Liens, (v) the sale of accounts receivable pursuant to a Qualified Receivables Transaction and (vi) any disposition of Cash Equivalents.

(b)                                 Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company or any Subsidiary may apply such Net Proceeds (i) to permanently reduce Indebtedness ranking, actually or structurally, senior to or pari passu with the Notes (and to correspondingly reduce commitments with respect thereto) or (ii) to the acquisition of a controlling interest in another business, the making of a capital expenditure or the acquisition of other long-term assets, in each case, in the same or a similar line of business as the Company was engaged in on the date of this Indenture.  Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit Indebtedness under the Credit Agreement or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.  Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph shall be deemed to constitute “Excess Proceeds”.  When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company shall make an Asset Sale Offer pursuant to Section 3.10 hereof to all Holders of the Notes and all holders of the Company Senior Notes to purchase the maximum principal amount of Notes and Company Senior Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in Section 3.10 hereof.  To the extent that the aggregate principal amount of the Notes and the Company Senior Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes.  If the aggregate principal amount of the Notes and the Company Senior Notes surrendered by Holders of Notes and holders of Company Senior Notes, respectively, collectively exceeds the amount of Excess Proceeds, the Company shall select the Notes and the Company Senior Notes to be purchased on a pro rata basis.  Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

SECTION 5.11  TRANSACTIONS WITH AFFILIATES.

The Company shall not, and shall not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an “Affiliate Transaction”), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person and (ii) the Company delivers to the Holders (A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; provided, however, that the following shall not be deemed to be Affiliate Transactions (i) the payment of Earn-out Obligations pursuant to agreements entered into at such time as the recipient of such payments was not an Affiliate of the Company or such Subsidiary, (ii) any employment agreement entered into by the Company or any of its Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Subsidiary, (iii) transactions between or among the Company and/or its Subsidiaries, (iv) Restricted Payments and Permitted Investments that are permitted by the provisions of Section 5.07 hereof, (v) the payment of the fees, expenses and other amounts payable by the Company and its Subsidiaries in connection with the Transactions that shall not exceed $13.0 million and shall be reasonably consistent with the schedule of fees provided by the Company to the Purchasers prior to the Closing Date, (vi) the payment of reasonable and customary regular fees to, and indemnity provided on behalf of, officers, directors and employees of the Company or any Subsidiary of the Company, (vii) the payment of fees and other amounts payable by the Company and its Subsidiaries under the Management Services Agreement (or any agreement extending or replacing the Management Services Agreement which contains the same terms with respect to fees and other terms no less favorable to the Company and its Subsidiaries) and (viii) the performance of any of the Financing Documents as in effect as of the date of this Indenture or any transaction contemplated thereby (including pursuant to any amendment thereto so long as any such amendment is not disadvantageous to the Holders of the Notes in any material respect).  Notwithstanding anything in this Indenture to the contrary, neither the Company nor any of its Subsidiaries shall pay any fees to LGP: (1) on any date other than any Interest Payment Date on which the entire interest due on the Notes on such Interest Payment Date is paid in cash; (2) if a Default or an Event of Default is then continuing or may result from such payment; or (3) in the amount on any Interest Payment Date on which payment of such fees is permitted pursuant to clauses (1) and (2) above in excess of $500,000 plus any amounts available for such payments, but not paid, on prior Interest Payment Dates solely by reason of clauses (1) and/or (2) above; provided, that in no event shall the aggregate amount of all such fees paid to LGP from the Closing Date through and including November 15, 2008 exceed $5.0 million.

SECTION 5.12  LIENS.

The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, other than Permitted Liens.

SECTION 5.13  CORPORATE EXISTENCE.

Subject to Article Six hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not reasonably likely to result in a Material Adverse Effect.

SECTION 5.14  OFFER TO REPURCHASE UPON CHANGE OF CONTROL.

(a)                                  Upon the occurrence of a Change of Control, the Company shall make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $1,000 or a multiple thereof) of each Holder’s Notes at an offer price in cash equal to 101% of the Current Accretion Amount as of the Change of Control Payment Date, plus accrued and unpaid interest that is required to be paid in cash on the next succeeding Interest Payment Date (such accrued interest to be computed for actual days elapsed to the Change of Control Payment Date) and Liquidated Damages, if any, thereon to the Change of Control Payment Date (the “Change of Control Payment”).  The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act and any other securities laws and regulations thereunder in connection with the repurchase of the Notes as a result of a Change of Control.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Indenture by virtue of its compliance with such securities laws or regulations.

Within 25 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee stating:

(1)                                  that the Change of Control Offer is being made pursuant to this Section 5.14 and that all Notes tendered will be accepted for payment;

(2)                                  the purchase price and the purchase date, which shall be at least 30 but no more than 60 days from the date on which the Company mails notice of the Change of Control (the “Change of Control Payment Date”);

(3)                                  that any Notes not tendered will continue to accrue interest and Liquidated Damages, if any;

(4)                                  that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest and Liquidated Damages, if any, after the Change of Control Payment Date;

(5)                                  that Holders electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes completed, to the Paying Agent or Depositary, as applicable, at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)                                  that Holders shall be entitled to withdraw their election if the Paying Agent or Depositary, as applicable, receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

(7)                                  that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be no less than $1,000 in principal amount.

(b)                                 On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.  The Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of no less than $1,000.  The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(c)                                  The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in a manner, at the times and otherwise in compliance with the requirements set forth in this Section 5.14 and such third party purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

SECTION 5.15  SALE AND LEASEBACK TRANSACTIONS.

The Company shall not, and shall not permit any of its Subsidiaries to, enter into any sale and leaseback transaction; provided, however, that the Company or DFG may enter into a sale and leaseback transaction if (a) the Company or DFG could have (i) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the Fixed Charge Coverage

Ratio and Debt Ratio tests set forth in Section 5.09(a) hereof and (ii) incurred a Lien to secure such Indebtedness pursuant to the provisions of Section 5.12 hereof, (b) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors) of the property that is the subject of such sale and leaseback transaction and (c) the transfer of assets in such sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, the provisions of Section 5.10 hereof.

SECTION 5.16  LIMITATION ON ISSUANCES AND SALES OF CAPITAL STOCK OF SUBSIDIARIES.

The Company (a) shall not, and shall not permit any Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Subsidiary of the Company), unless (i) such transfer, conveyance, sale, lease or other disposition is (x) made pursuant to clause (viii) of the definition of the “Permitted Investments” or (y) of all the Capital Stock of such Subsidiary and (ii) the Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the provisions of Section 5.10 hereof (without regard, in the case of the foregoing clause (i)(x), to the provisions of Section 5.10(b)(ii)); provided, however, that this clause (a) shall not apply to any pledge of Capital Stock of any Subsidiary of the Company securing Indebtedness under the Credit Agreement and under the DFG Senior Notes Documents and (b) shall not permit any Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors’ qualifying shares) to any Person other than to the Company or a Wholly Owned Subsidiary of the Company.

SECTION 5.17  PAYMENTS FOR CONSENTS.

Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes in consideration for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is concurrently offered to be paid or is concurrently paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 5.18  COMPLIANCE WITH LAW, MAINTENANCE OF PROPERTIES.

(a)                                  The Company will, and will cause each of its Subsidiaries to, comply with all Applicable Laws and will obtain and maintain, and will cause each of its Subsidiaries to obtain and maintain, all Permits necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that any such non-compliance with Applicable Law or any failure to obtain or maintain such Permits, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(b)                                 The Company will cause all properties used or useful in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may properly and advantageously be conducted at all times; provided, however, that the foregoing shall not prevent the Company from discontinuing the operation or maintenance of any of such properties if (i) the Board of Directors determines that such discontinuance is desirable in the conduct of its business or the business of any Subsidiary and (ii) such discontinuance is not reasonably likely to result in a Material Adverse Effect.

SECTION 5.19  INSURANCE.

The Company shall, and shall cause its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and business against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

SECTION 5.20  FURTHER ASSURANCES.

The Company shall, upon the request of the Trustee, execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the provisions of this Indenture.

ARTICLE 6
SUCCESSORS

SECTION 6.01  MERGER, CONSOLIDATION, OR SALE OF ASSETS.

The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or directly and/or indirectly through its Subsidiaries sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties and assets of the Company and its Subsidiaries taken as a whole in one or more related transactions, to any other Person unless (a)(i) the Company is the surviving corporation or (ii) the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (the entity or Person described in this clause (ii), the “Successor Company”) is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia, (b) the Successor Company assumes all the obligations of the Company (x) under the Notes and this Indenture pursuant to an amendment or supplement to this Indenture in a form reasonably satisfactory to the Trustee and (y) under each other instrument, document or agreement entered into by the Company in connection herewith pursuant to an amendment or supplement to such other instrument, document or agreement in a form customary for such assumption, (c) immediately after such transaction no Default or Event of Default exists and (d) the Company or the Successor Company (i) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (ii) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio and Debt Ratio tests set forth in Section 5.09(a) hereof.

SECTION 6.02  SUCCESSOR COMPANY SUBSTITUTED.

Upon any consolidation of the Company with, or merger of the Company into, any other Person or any transfer, conveyance, sale, lease or other disposition of all or substantially all of the properties and assets of the Company and its Subsidiaries taken as a whole in one or more related transactions in accordance with Section 6.01, the Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such Successor Company had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Company shall be relieved of all obligations and covenants under this Indenture and the Notes.

ARTICLE 7
DEFAULTS AND REMEDIES

SECTION 7.01  EVENTS OF DEFAULT.

An “Event of Default” occurs if:

(a)                                  the Company defaults in the payment when due of interest on or Liquidated Damages, if any, on the Notes and such default continues for a period of thirty (30) days;

(b)                                 the Company defaults in the payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise;

(c)                                  the Company fails to comply with the provisions of Sections 3.10, 5.07 through 5.12, inclusive, 5.14 through 5.17, inclusive, or Article 6 hereof;

(d)                                 the Company fails to observe or perform any other covenant or agreement of the Company under this Indenture or other Transaction Documents or the Notes and the Default continues for a period of 30 days after written notice to the Company by the Trustee or any Holder;

(e)                                  any representation, warranty, certification or statement made or deemed to have been made by or on behalf of the Company or any Subsidiary of the Company or by any officer of the Company or any Subsidiary of the Company in respect of any Transaction Document or in any statement or certificate at any time given by or on behalf of the Company or any of its Subsidiaries or by any officer of the Company or any of its Subsidiaries in writing pursuant hereto or in connection herewith or therewith shall be false in any material respect on the date as of which made;

(f)                                    a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or payment of which is Guaranteed by the Company or any of its Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, which default (1) constitutes a failure to pay any portion of the principal of or premium, if any, or interest on such Indebtedness when due and payable after the expiration of any applicable grace period provided in such Indebtedness on the date of such default (a “Payment Default”) or (2) shall have resulted in such Indebtedness being accelerated or otherwise becoming or being declared due and payable prior to its stated maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

(g)                                 a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction, or a final and legally enforceable arbitration award or final and legally enforceable arbitration awards for the payment of money are entered pursuant to a binding arbitration by an arbitrator or arbitrators of competent jurisdiction, in each case, against the Company or any of its Subsidiaries and such judgment or judgments and award or awards remain unpaid and undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided, that the aggregate of all such undischarged judgments and awards exceeds $5.0 million;

(h)                                 the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

(i)                                     commences a voluntary case or proceeding,

(ii)                                  consents to the entry of a decree or an order for relief against it in an involuntary case or proceeding or to the commencement of any case or proceeding against it,

(iii)                               consents to the filing of a petition or to the appointment of or taking possession by a Custodian of it or for all or any substantial part of its property,

(iv)                              makes or consents to the making of a general assignment for the benefit of its creditors, or

(v)                                 generally is not paying, or admits in writing that it is not able to pay, its debts as they become due; or

(i)                                     a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(1)                                  is for relief against the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, in an involuntary case or proceeding;

(2)                                  appoints a Custodian of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, or for all or any substantial part of the property of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, or approves as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of any of the foregoing; or

(3)                                  orders the winding up or liquidation of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, or adjudges any of them bankrupt or insolvent;

and any such order or decree remains unstayed and in effect for 60 consecutive days.

The term “Custodian” means any custodian, receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

SECTION 7.02  ACCELERATION.

If any Event of Default (other than an Event of Default specified in subsection (h) or (i) of Section 7.01 hereof) with respect to the Company, any Significant Subsidiary or any group of Significant Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary occurs and is continuing, then and in every such case the Trustee or the Holders of (a) more than 50% in principal amount of the Notes at the time outstanding until the earlier of (i) the Exchange Offer having been consummated by the Company or (ii) a registration statement permitting the resales of the Notes having been declared effective by the SEC and (b) thereafter, 25% or more in principal amount of the then outstanding Notes may declare the Default Amount of all the Notes to be due and payable immediately, by a notice in writing to the Company (with a copy to the Trustee), and upon any such declaration such Default Amount and any accrued interest and Liquidated Damages, if any, shall become immediately due and payable.  If an Event of Default specified in subsection (h) or (i) of Section 7.01 hereof occurs and is continuing, the Default Amount of and any accrued interest and Liquidated Damages, if any, on the outstanding Notes shall automatically, and without any declaration or other action on the part of any Holder, become immediately due and payable.

The “Default Amount” of any Note as of any date of acceleration shall be all principal of, accrued and unpaid interest on (including Default Interest and any Liquidated Damages), any premium on, and all other amounts owing in respect of, the Note.

SECTION 7.03  OTHER REMEDIES.

If a default in the payment when due of interest on (including any Liquidated Damages), principal of, or premium, if any, on, the Notes or if an Event of Default has occurred and is continuing, then in each case the Notes will accrue Default Interest plus the stated interest rate on the Notes until such time as no such Default or such Event of Default shall be continuing (to the extent that the payment of such interest shall be legally enforceable).  Default Interest shall be payable in cash on demand.  Any Default Interest that is not paid on demand shall bear interest (which shall also be payable in cash on demand) at 2% per annum plus the stated interest rate on the Notes (to the extent that the payment of such interest is legally enforceable), from the date of such demand until the amount so demanded is paid or made available for payment.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

SECTION 7.04  WAIVER OF PAST DEFAULTS.

The Holders of at least a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default (a) in the payment of principal of, premium, if any, interest or Liquidated Damages, if any, on the Notes (including in connection with an offer to purchase) or (b) in respect of a covenant or provision hereof which under Section 10.02 cannot be modified or amended without the consent of the Holder of each outstanding Note; provided, however, that the Holders of at least a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related Payment Default that resulted from such acceleration consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, premium, if any, interest or Liquidated Damages, if any, that has become due solely because of the acceleration) have been cured or waived.  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 7.05  CONTROL BY MAJORITY.

Holders of at least a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

SECTION 7.06  LIMITATION ON SUITS.

A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes (other than the right to accelerate as provided in Section 7.02 hereof) only if:

(a)                                  the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

(b)                                 the Holders of (a) more than 50% in principal amount of the Notes at the time outstanding until the earlier of (i) the Exchange Offer having been consummated by the Company or (ii) a registration statement permitting the resales of the Notes having been declared effective by the SEC and (b) thereafter, at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(c)                                  such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(d)                                 the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 7.07  RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, interest and Liquidated Damages, if any, on any Note, on or after the respective due dates expressed in any such Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 7.08  COLLECTION SUIT BY TRUSTEE.

If an Event of Default specified in Section 7.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, interest and Liquidated Damages, if any, remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 7.09  TRUSTEE MAY FILE PROOFS OF CLAIM.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes) or their respective creditors or property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.07 hereof.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 7.10  PRIORITIES.

If the Trustee collects any money pursuant to this Article Seven, it shall pay out the money in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 8.07 hereof, including payment of all reasonable compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, interest and Liquidated Damages, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, interest and Liquidated Damages, if any, respectively; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 7.10.

SECTION 7.11  UNDERTAKING FOR COSTS.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 7.07 hereof or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

SECTION 7.12  SUBORDINATION OF SPECIAL MANDATORY REDEMPTION.

(a)                                  Until all Indebtedness under the Credit Documents has been finally paid in full, all commitments thereunder have been terminated and any contingent Indebtedness thereunder has been fully cash collateralized, any payment obligation or payment arising from or in respect of a Special Mandatory Redemption shall be made only to the extent that the making of such Special Mandatory Redemption has been approved in writing by the required holders of the Indebtedness under the Credit

Documents, which approval may be granted or denied in the sole and absolute discretion of such holders, and which approval, if given, may be withdrawn by written notice to the Company at any time prior to the date specified for the Special Mandatory Redemption.  Each Holder acknowledges by its acceptance of its Notes that any failure by the Company to make any Special Mandatory Redemption shall not result in the occurrence of a Default or an Event of Default, nor serve as a basis for exercise of remedies consequent upon a Default or Event of Default or otherwise, unless such holders of the Indebtedness under the Credit Agreement has given (and not withdrawn) its prior written approval to the making of such Special Mandatory Redemption.  Each Holder further agrees by its acceptance of its Notes that it will not take any action inconsistent with the rights of the holders of Indebtedness under the Credit Documents to receive payment in full of any amounts owing under the Credit Documents prior to the making of any Special Mandatory Redemption by the Company.  The provisions of this Section 7.12 apply only to a Special Mandatory Redemption and shall not be construed to affect any other rights of the Holders under this Indenture.

(b)                                 No right of any present or future holder of Indebtedness under the Credit Documents to enforce the provisions of this Section 7.12 shall be impaired by any act or failure to act by the Company, any Holder or by the failure of any such holder of Indebtedness under the Credit Documents to give any notices or take any actions contemplated by this Indenture or otherwise.  No provision of any waiver or supplemental indenture may affect in any way the rights of the holders of Indebtedness under the Credit Documents without the prior written consent of such holders.

(c)                                  In the event that, notwithstanding the foregoing, the Holders of the Notes shall have received any Special Mandatory Redemption not permitted by this Section 7.12 as evidenced by a written notice to the Trustee and the Holders to that effect, then and in such event such Special Mandatory Redemption shall be returned to the Trustee by the Holders for remittance to the Company and the Company shall pay over and deliver such amount forthwith to the holders of Indebtedness under the Credit Agreement in the same form received and, until so paid, the same shall be held in trust by the Company or the Trustee, as the case may be, on behalf of the Holders, or by such Holders, as the collateral of the holders of Indebtedness under the Credit Documents.  Only after the payment in full in cash or Cash Equivalents of all amounts due or to become due on or in respect of Indebtedness under the Credit Documents and, unless the holders of Indebtedness under the Credit Documents shall have the ability to terminate such commitments, the termination of all commitments in respect thereof, the Holders of the Notes shall be subrogated to the rights of the Holders of Indebtedness under the Credit Documents to receive payments and distributions of cash, property and securities applicable to such Indebtedness until the amount of the Special Mandatory Redemption shall be paid in full.  For purposes of such subrogation, no payments or distributions to the holders of the Indebtedness under the Credit Documents of any cash, property or securities to which the Holders of the Notes or the Company on their behalf would be entitled except for the provisions of this Section 7.12, and no payments pursuant to the provisions of this Section 7.12 to the holders of Indebtedness under the Credit Documents by Holders of the Notes or the Company on their behalf, shall, as among the Company, its creditors other than holders of Indebtedness under the Credit Documents and the Holders of the Notes, be deemed to be a payment or distribution by the Company to or on account of the Special Mandatory Redemption.  Each Holder of a Note, by accepting such Note, acknowledges and agrees that the provisions of this Section 7.12 are, and are intended to be, an inducement and a consideration to each holder of any Indebtedness under the Credit Documents, whether such Indebtedness was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Indebtedness, and such holder of such Indebtedness shall be deemed conclusively to have relied on such provisions in acquiring and continuing to hold, or in continuing to hold, such Indebtedness.  Neither the Company nor the Trustee shall be deemed to owe any fiduciary duty to the holders of Indebtedness under the Credit Documents and neither the Company nor the Trustee shall be liable to any such holders if it shall mistakenly pay over or distribute to Holders or the Company or any other Person, money or assets to which any holders of

Indebtedness of the Company under the Credit Documents shall be entitled by virtue of this Section 7.12 or otherwise.  The provisions of this Section 7.12 (including the defined terms used herein) are for the benefit of the holders of Indebtedness under the Credit Documents and shall be enforceable by them directly against any Holder and may not be amended without the consent of the administrative agent under the Credit Agreement or, in the absence thereof, the holders holding the majority in principal amount of such Indebtedness.

ARTICLE 8
TRUSTEE

SECTION 8.01  DUTIES OF TRUSTEE.

(a)                                  If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(b)                                 Except during the continuance of an Event of Default:

(i)                                     the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)                                  in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)                                  The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)                                     this paragraph does not limit the effect of subsection (b) of this Section;

(ii)                                  the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)                               the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.05 hereof.

(d)                                 Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to subsections (a), (b), and (c) of this Section.

(e)                                  No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability.  The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity reasonably satisfactory to it against any loss, liability or expense.

(f)                                    The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 8.02  RIGHTS OF TRUSTEE.

(a)                                  The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)                                 Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)                                  The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)                                 The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)                                  Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(f)                                    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

SECTION 8.03  INDIVIDUAL RIGHTS OF TRUSTEE.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Sections 8.10 and 8.11 hereof.

SECTION 8.04  TRUSTEE’S DISCLAIMER.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 8.05  NOTICE OF DEFAULTS.

If a Default or Event of Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs.  Except in the case of a Default or Event of Default in payment of principal of, premium, if any, interest or Liquidated Damages, if any, on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 8.06  REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted).  The Trustee also shall comply with TIA § 313(b)(1) and (2).  The Trustee shall also transmit by mail all reports as required by TIA § 313(c).

A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA § 313(d).  The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

SECTION 8.07  COMPENSATION AND INDEMNITY.

The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it (including reasonable fees and expenses of counsel) in addition to the compensation for its services.  Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Company shall indemnify and hold harmless the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 8.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith.  The Trustee shall notify the Company promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder.  The Company shall defend the claim and the Trustee shall cooperate in the defense.  The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel.  The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

The obligations of the Company under this Section 8.07 shall survive the satisfaction and discharge of this Indenture.

To secure the Company’s payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium, if any, interest and Liquidated Damages, if any, on particular Notes.  Such Lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 7.01(h) or (i) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

The Trustee shall comply with the provisions of TIA § 313(b)(2) to the extent applicable.

SECTION 8.08  REPLACEMENT OF TRUSTEE.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company.  The Holders of Notes of at least a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing.  The Company may remove the Trustee if:

(a)                                  the Trustee fails to comply with Section 8.10 hereof;

(b)                                 the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)                                  a Custodian or public officer takes charge of the Trustee or its property; or

(d)                                 the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of at least a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of Notes of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 8.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Holders of the Notes.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided, that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 8.07 hereof.  Notwithstanding replacement of the Trustee pursuant to this Section 8.08, the Company’s obligations under Section 8.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 8.09  SUCCESSOR TRUSTEE BY MERGER, ETC.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 8.10  ELIGIBILITY, DISQUALIFICATION.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $500.0 million as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA §§ 310(a)(1),(2) and (5).  The Trustee is subject to TIA § 310(b).

SECTION 8.11  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE 9
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 9.01  OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, at any time, elect to have either Section 9.02 or 9.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Nine.

SECTION 9.02  LEGAL DEFEASANCE AND DISCHARGE.

Upon the Company’s exercise under Section 9.01 hereof of the option applicable to this Section 9.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 9.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 9.05 hereof and the other Sections of this Indenture referred to in subsections (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(a)                                  the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 9.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, interest and Liquidated Damages, if any, on such Notes when such payments are due;

(b)                                 the Company’s obligations with respect to such Notes under Article Two and Section 5.02 hereof;

(c)                                  the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s obligations in connection therewith; and (d) this Article Nine.

Subject to compliance with this Article Nine, the Company may exercise its option under this Section 9.02 notwithstanding the prior exercise of its option under Section 9.03 hereof.

SECTION 9.03  COVENANT DEFEASANCE.

Upon the Company’s exercise under Section 9.01 hereof of the option applicable to this Section 9.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 9.04 hereof, be released from its obligations under the covenants contained in Sections 5.07, 5.08, 5.09, 5.10, 5.11, 5.12, 5.14, 5.15 and 5.16 hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 7.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.  In addition, upon the Company’s exercise under Section 9.01 hereof of the option applicable to this Section 9.03 hereof, subject to the satisfaction of the conditions set forth in Section 9.04 hereof, Sections 7.01(d) through 7.01(f) hereof shall not constitute Events of Default.

SECTION 9.04  CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

The following shall be the conditions to the application of either Section 9.02 or 9.03 hereof to the outstanding Notes:

In order to exercise either Legal Defeasance or Covenant Defeasance:

(a)                                  the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent certified public accountants, to pay the principal of, premium, if any, interest and Liquidated Damages, if any, on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to Stated Maturity or to a particular redemption date;

(b)                                 in the case of an election under Section 9.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)                                  in the case of an election under Section 9.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)                                 no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Sections 7.01(h) or 7.01(i) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

(e)                                  such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(f)                                    the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be avoidable as a preferential transfer under any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(g)                                 the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;

(h)                                 the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and (i) such Legal Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company as defined in the Investment Company Act of 1940, as amended, or such trust shall be qualified under such Act or exempt from regulation thereunder.

SECTION 9.05  DEPOSITED MONEY AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

Subject to Section 9.06 hereof, all money and non-callable U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 9.05, the “Trustee”) pursuant to Section 9.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, interest and Liquidated Damages, if any, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Obligations deposited pursuant to

Section 9.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article Nine to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable U.S. Government Obligations held by it as provided in Section 9.04 hereof which, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section  9.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 9.06  REPAYMENT TO COMPANY

Subject to Section 8.07 hereof, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, interest or Liquidated Damages, if any, on any Note and remaining unclaimed for two years after such principal, premium, if any, interest or Liquidated Damages, if any, has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a secured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 9.07  REINSTATEMENT.

If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable U.S. Government Obligations in accordance with Section 9.02 or 9.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.02 or 9.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 9.02 or 9.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, interest or Liquidated Damages, if any, on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 10
AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 10.01  WITHOUT CONSENT OF HOLDERS OF NOTES.

Notwithstanding Section 10.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

(a)                                  to cure any ambiguity, defect or inconsistency;

(b)                                 to provide for uncertificated Notes in addition to or in place of certificated Notes;

(c)                                  to provide for the assumption of the Company’s obligations to Holders of the Notes in the case of a merger or consolidation pursuant to Article Six hereof;

(d)                                 to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of the Holders of the Notes; or

(e)                                  to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 8.02(b) hereof, the Trustee shall join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 10.02  WITH CONSENT OF HOLDERS OF NOTES.

Except as provided below in this Section 10.02, this Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).  Notwithstanding the foregoing, the provisions of Sections 3.08 and 3.10 (to the extent the provisions thereof require pro rata purchases of Notes and Company Senior Notes) may not be amended without the consent of the holders of the Company Senior Notes, who shall be deemed to be intended third-party beneficiaries thereof.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 8.02(b) hereof, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

It shall not be necessary for the consent of the Holders of Notes under this Section 10.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 10.02 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.  Subject to Sections 7.04 and 7.07 hereof, the Holders of at least a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes.  However, no such amendment or waiver may, without the prior written consent of the Holder of each Note then outstanding and affected thereby:

(a)                                  subject any Holder to any additional obligation;

(b)                                 reduce the principal of (or Default Amount in respect thereof), or any premium or rate of interest or Liquidated Damages on, any Note;

(c)                                  postpone the date fixed for any payment of principal of (or Default Amount in respect thereof), or any premium or interest or Liquidated Damages on, any Note;

(d)                                 change the ranking or priority of the Notes or the percentage of the aggregate principal amount of the Notes the Holders of which shall be required to consent or take any other action under this Section 10.02 or any other provision of this Indenture;

(e)                                  amend or waive the provisions of Section 3.10, 5.10 or 5.14 or any of the definitions used in such Sections; or

(f)                                    make any changes in the foregoing amendment and waiver provisions.

No amendment or waiver of this Indenture will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or thereby impair any right consequent thereon.  As used herein, the term “Indenture” and references thereto shall mean this Indenture as it may from time to time be amended or supplemented.

SECTION 10.03  COMPLIANCE WITH TRUST INDENTURE ACT.

Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

SECTION 10.04  REVOCATION AND EFFECT OF CONSENTS.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 10.05  NOTATION ON OR EXCHANGE OF NOTES.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 10.06  TRUSTEE TO SIGN AMENDMENTS, ETC.

The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article Ten if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  The Company may not sign an amendment or supplemental indenture until the Board of Directors approves it.  In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 8.01) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE 11
SUBORDINATION OF NOTES

SECTION 11.01  NOTES SUBORDINATE TO SENIOR INDEBTEDNESS.

The Company covenants and agrees, and each Holder of a Note, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article 11, the payment of the principal of (and premium, if any) and interest on each and all of the Notes are hereby expressly made subordinate and subject in right of payment to the prior payment in full in cash or Cash Equivalents of all Senior Indebtedness of the Company.  The provisions of this Article 11 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Indebtedness is rescinded or must otherwise be returned by a holder of Senior Indebtedness upon any Proceeding or otherwise, all as though such payment had not been made.

SECTION 11.02  PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC.

In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company, then and in any such event specified in clause (a), (b) or (c) above (each such event, if any, herein sometimes referred to as a “Proceeding”) the holders of Senior Indebtedness shall be entitled to receive or retain payment in full in cash or Cash Equivalents of all amounts due or to become due on or in respect of all Senior Indebtedness, before the Holders of the Notes are entitled to receive any payment or distribution of any kind or character, whether in cash, property or securities, on account of principal of (or premium, if any) or interest or any Liquidated Damages on or other obligations in respect of the Notes (including any interest accruing on or after the filing of any Proceeding relating to the Company, whether or not allowed in such Proceeding) or on account of any purchase or other acquisition of Notes by the Company or any Subsidiary of the Company (all such payments, distributions, purchases and acquisitions herein referred to, individually and collectively, as a “Notes Payment”), and to that end the holders of Senior Indebtedness shall be entitled to receive, for application to the payment thereof, any Notes Payment which may be payable or deliverable in respect of the Notes in any such Proceeding.

In the event that, notwithstanding the foregoing provisions of this Section 11.02, the Holder of any Note shall have received any Notes Payment before all Senior Indebtedness of the Company is paid in full in cash or Cash Equivalents, then and in such event such Notes Payment shall be paid over or delivered forthwith to the trustee in bankruptcy or other person making payment or distribution of assets of the Company for the application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay the Senior Indebtedness in full in cash or Cash Equivalents, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

For purposes of this Article 11 only, the words “any payment or distribution of any kind or character, whether in cash, property or securities” shall not be deemed to include a payment or distribution of stock or securities of the Company provided for by a plan of reorganization or readjustment authorized by an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law or of any other corporation provided for by such plan of reorganization or readjustment which stock or securities are subordinated in right of payment to all then outstanding Senior Indebtedness to substantially the same extent as, or to a greater extent than, the Notes are so subordinated as provided in this Article 11.  The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of all or substantially all of its properties and assets as an entirety to another Person upon the terms and conditions set forth in Section 6.01 shall not be deemed a Proceeding for the purposes of this Section 11.02 if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer such properties and assets, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, complies with the conditions set forth in Section 6.01.

SECTION 11.03  NO PAYMENT WHEN SENIOR INDEBTEDNESS IN DEFAULT.

In the event that any Senior Payment Default (as defined below) shall have occurred and be continuing, then no Notes Payment shall be made unless and until such Senior Payment Default shall have been cured or waived or shall have ceased to exist or all amounts then due and payable in respect of Senior Indebtedness shall have been paid in full in cash or Cash Equivalents.  “Senior Payment Default” means any default in the payment of principal of (or premium, if any) or interest on Senior Indebtedness when due, whether at the due date of any such payment or by declaration of acceleration, call for redemption.

Upon the occurrence of a Senior Nonmonetary Default (as defined below) and receipt of written notice by the Company of the occurrence of such Senior Nonmonetary Default from the Company Senior Note Trustee (or any other agent or representative for the holders of Senior Indebtedness) which is the subject of such Senior Nonmonetary Default, no Notes Payment may be made during a period (the “Payment Blockage Period”) commencing on the date of the receipt by the Company of such notice and ending the earlier of (i) the date on which such Senior Nonmonetary Default shall have been cured or waived or ceased to exist or all Senior Indebtedness which was the subject of such Senior Nonmonetary Default shall have been paid in full in cash or Cash Equivalents and (ii) the 179th day after the date of the receipt of such notice.  No Senior Nonmonetary Default that existed or was continuing on the date of the commencement of a Payment Blockage Period may be made the basis of the commencement of a subsequent Payment Blockage Period whether or not within a period of 360 consecutive days, unless such Senior Nonmonetary Default shall have been cured for a period of not less than 90 consecutive days.  In any event, notwithstanding the foregoing, no more than one Payment Blockage Period may be commenced during any 360-day period and there shall be a period of at least 181 days during each 360-day period when no Payment Blockage Period is in effect.  “Senior Nonmonetary Default” means the occurrence or existence and continuance of an event of default with respect to Senior Indebtedness, other than a Senior Payment Default, that permits the holders of the Senior Indebtedness (or a trustee or other agent on behalf of the holders thereof) then to declare such Senior Indebtedness due and payable prior to the date on which it would otherwise become due and payable.

The failure to make any payment on the Notes by reason of the provisions of this Section 11.03 will not be construed as preventing the occurrence of an Event of Default with respect to the Notes arising from any such failure to make payment.  Upon termination of any Payment Blockage Period the Company shall resume making any and all required payments in respect of the Notes, including any missed payments.

In the event that, notwithstanding the foregoing, the Company shall make any Notes Payment to any Holder prohibited by the foregoing provisions of this Section 11.03, then and in such event such Notes Payment shall be paid over and delivered forthwith to the Company Senior Note Trustee for the distribution to the holders of the Senior Indebtedness of the Company in the same form received and, until so turned over, the same shall be held in trust by such Holder as the property of the holders of the Senior Indebtedness.

The provisions of this Section 11.03 shall not apply to any Notes Payment with respect to which Section 11.02 would be applicable.

SECTION 11.04  PAYMENT PERMITTED IF NO DEFAULT.

Nothing contained in this Section 11.04 or elsewhere in this Indenture or in any of the Notes shall prevent the Company, at any time except during the pendency of any Proceeding referred to in Section 11.02 or under the conditions described in Section 11.03, from making Notes Payments.

SECTION 11.05  SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS.

Only after the payment in full in cash or Cash Equivalents of all amounts due or to become due on or in respect of Senior Indebtedness of the Company, the Holders of the Notes shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to such Senior Indebtedness until the principal of (and premium, if any) and interest and any Liquidated Damages on the Notes shall be paid in full.  For purposes of such subrogation, no payments or distribution to the holders of the Senior Indebtedness of the Company of any cash, property or securities to which the Holders of the Notes would be entitled except for the provisions of this Article 11, and no payments over pursuant to the provisions of this Article 11 to the holders of Senior Indebtedness by Holders of the Notes, shall, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Notes, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

SECTION 11.06  PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS.

The provisions of this Article 11 are and are intended solely for the purpose of defining the relative rights of the Holders on the one hand and the holders of Senior Indebtedness on the other hand.  Nothing contained in this Article 11 or elsewhere in this Indenture or in the Notes is intended to or shall (a) impair, as amongst the Company, the Holders of the Notes, and the creditors of the Company other than holder of Senior Indebtedness, the obligation of the Company, which is absolute and unconditional (and which, subject to the rights under this Article 11 of the holders of Senior Indebtedness, is intended to rank equally with all other general obligations of the Company), to pay to the Holders of the Notes the principal of (and premium, if any) and interest on the Notes as and when the same shall become due and payable in accordance with their terms, (b) affect the relative rights against the Company of the Holders of the Notes and creditors of the Company other than the holders of Senior Indebtedness or (c) prevent the Holder of any Note from exercising all remedies otherwise permitted by applicable law upon default under this Agreement, subject to the rights, if any, under this Article 11 of the holders of Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to such Holder.

SECTION 11.07  NO WAIVER OF SUBORDINATION PROVISIONS.

No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Holders of the Notes, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this Article 11 or the obligations hereunder of the Holders of the Notes to the holders of Senior Indebtedness, do any one or more of the following:  (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding, (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness, (iii) release any Person liable in any manner for the collection of Senior Indebtedness, (iv) settle or compromise any such Senior Indebtedness or any other liability of any obligor of such Senior Indebtedness to such holder or any security therefor or any liability issued in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including, without limitation, payment of any of the Senior Indebtedness) in any manner or order, (v) fail to take or to record or otherwise perfect, for any reason or for no reason, any lien or security interest securing such Senior Indebtedness by whomsoever granted, exercise or delay in or refrain from exercising any right or remedy against any obligor or any guarantor or any other Person, elect any remedy and otherwise deal freely with any obligor and any security for such Senior Indebtedness or any liability of any obligor to the holders of such Senior Indebtedness or any liability issued in respect of such Senior Indebtedness and (vi) exercise or refrain from exercising any rights against the Company and any other Person.

SECTION 11.08  RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT.

Upon any payment or distribution of assets of the Company referred to in this Article 11, the Trustee and the Holders of the Notes shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent, the Company Senior Note Trustee or other Person making such payment or distribution, delivered to the Holders of Notes, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 11.

SECTION 11.09  RELIANCE BY HOLDERS OF SENIOR INDEBTEDNESS ON SUBORDINATION PROVISIONS.

Each Holder of a note, by accepting such Note, acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the Note, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness, and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

SECTION 11.10  TRUSTEE ENTITLED TO ASSUME PAYMENTS NOT PROHIBITED IN ABSENCE OF NOTICE.

The Trustee shall not at any time be charged with knowledge of the existence of any facts that would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received written notice thereof from the Company or the Company Senior Note Trustee which notice specifically references this Article Eleven and, prior to the receipt of any such notice, the Trustee shall be entitled in all respects to conclusively assume that no such fact exists.

SECTION 11.11  NO FIDUCIARY DUTY OF TRUSTEE TO HOLDERS OF SENIOR INDEBTEDNESS.

The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders if it shall in good faith mistakenly pay over or deliver to the Holders or the Company or any other Person, money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article Eleven or otherwise.  Nothing in this Section 11.11 shall affect the obligation of any Person other than the Trustee to hold such payment for the benefit of, and to pay such payment over to, the holders of Senior Indebtedness or the Company Senior Note Trustee.

SECTION 11.12  TRUSTEE PAYMENTS NOT SUBORDINATED.

No payments due to the Trustee pursuant to Section 8.07 hereof shall be subject to the subordination provisions of this Article Eleven.

ARTICLE 12
MISCELLANEOUS

SECTION 12.01  TRUST INDENTURE ACT CONTROLS.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA § 318(c), the imposed duties shall control.

SECTION 12.02  NOTICES.

Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others’ addresses:

If to the Company:

DFG Holdings, Inc.
1436 Lancaster Avenue
Berwyn, Pennsylvania 19312
Telecopier No.: (610) 296-7844
Attention: Chief Financial Officer

With a copy to:

Irell & Manella LLP
1800 Avenue of the Stars, Suite 900

Los Angeles, California 90067
Telecopier No.: (310) 203-7199
Attention: Anthony T. Iler, Esq.

If to the Trustee:

U.S. Bank National Association
Corporate Trust Service
225 Asylum Street, 23rd Floor
Hartford, Connecticut 06103
Telecopier No.: (860) 241-6881
Attention: Kathy A. Larimore

With a copy to:

Reid and Riege
One Financial Plaza
755 Main Street, 21st Floor
Hartford, Connecticut 06103
Telecopier No.: (860) 240-1002
Attention: Earl McMahon, Esq.

The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.  Any notice or communication shall also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA.  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 12.03  COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 12.04  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(a)                                  an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b)                                 an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 12.05  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:

(a)                                  a statement that the Person making such certificate or opinion has read and understands such covenant or condition;

(b)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)                                  a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d)                                 a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 12.06  RULES BY TRUSTEE AND AGENTS.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 12.07  NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, the Indenture or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

SECTION 12.08  GOVERNING LAW.

THE INTERNAL LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF THAT WOULD REQUIRE THE APPLICATION OF LAWS OF ANY OTHER STATE) SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES.

SECTION 12.09  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person (other than the Exchange Agreement).  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.  To the extent that there is any conflict between this Indenture and the Exchange Agreement, the provisions of this Indenture shall control.

SECTION 12.10  SUCCESSORS.

All agreements of the Company in this Indenture and the Notes shall bind its successors.  All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 12.11  SEVERABILITY.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.12  COUNTERPART ORIGINALS.

The parties may sign any number of copies of this Indenture (including by telecopier transmission).  Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 12.13  TABLE OF CONTENTS, HEADINGS, ETC.

The table of contents, cross-reference table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

526829

[Signatures on following pages]

SIGNATURES

Dated as of November 13, 2003	DFG HOLDINGS, INC.

	By:	/s/ Donald Gayhardt
Donald Gayhardt
President and Chief Financial Officer

Dated as of November 13, 2003	U.S. BANK NATIONAL ASSOCIATION as Trustee

	By:	/s/ Kathy A. Larimore
Kathy A. Larimore
Vice President

EXHIBIT A—Form of Regulation S Certificate

REGULATION S CERTIFICATE

(For transfers pursuant to Section 2.08(a)(i) and (iii) and Section 2.08(b) of the Indenture)

U.S. Bank National Association, as Trustee

225 Asylum Street Hartford, CT  06103

Attn: Corporate Trust Services

Re:                             13.95% Senior Subordinated Notes due 2012 of DFG Holdings, Inc.  (the “Notes”)

Reference is made to the Indenture, dated as of November 13, 2003 (the “Indenture”), between DFG Holdings, Inc. (the “Company”) and U.S. Bank National Association, as Trustee.  Terms used herein and defined in the Indenture or in Regulation S or Rule 144 under the U.S. Securities Act of 1933, as amended (the “Securities Act”), are used herein as so defined.

This certificate relates to U.S. $                                 principal amount of Notes, which are evidenced by the following certificate(s) (the “Specified Notes”):

CUSIP No(s).

CERTIFICATE No(s).

The person in whose name this certificate is executed below (the “Undersigned”) hereby certifies that either (i) it is the sole beneficial owner of the Specified Notes or (ii) it is acting on behalf of all the beneficial owners of the Specified Notes and is duly authorized by them to do so.  Such beneficial owner or owners are referred to herein collectively as the “Owner.”  If the Specified Notes are represented by a Global Note, they are held through the Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner.  If the Specified Notes are not represented by a Global Note, they are registered in the name of the Undersigned, as or on behalf of the Owner.

The Owner has requested that the Specified Notes be transferred to a person (the “Transferee”) who will take delivery in the form of a Regulation S Note.  In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 904 or Rule 144 under the Securities Act and with all applicable securities laws of the states of the United States and other jurisdictions.  Accordingly, the Owner hereby further certifies as follows:

(a)                                  Rule 904 Transfers.  If the transfer is being effected in accordance with Rule 904:

(1)                                  the Owner is not a distributor of the Notes, an affiliate of the Company or any such distributor or a person acting on behalf of any of the foregoing;

(2)                                  the offer of the Specified Notes was not made to a person in the United States;

(3)                                  either:

(i)                                     at the time the buy order was originated, the Transferee was outside the United States or the Owner and any person acting on its behalf reasonably believed that the Transferee was outside the United States, or

(ii)                                  the transaction is being executed in, on or through the facilities of the Eurobond market, as regulated by the International Securities Market Association, or another designated offshore securities market and neither the Owner nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States;

(4)                                  no directed selling efforts have been made in the United States by or on behalf of the Owner or any affiliate thereof;

(5)                                  if the Owner is a dealer in securities or has received a selling concession, fee or other remuneration in respect of the Specified Notes, and the transfer is to occur during the Restricted Period, then the requirements of Rule 904(b)(1) have been satisfied;

(6)                                  if the Owner is an officer or director of the Company or a distributor, and is an affiliate of the Company or a distributor solely by virtue of holding such position, no selling concession, fee or other remuneration is paid in connection with such offer or sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent; and

(7)                                  the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

(b)                                 Rule 144 Transfers.  If the transfer is being effected pursuant to Rule 144:

(1)                                  the transfer is occurring after a holding period of at least one year (computed in accordance with paragraph (d) of Rule 144) has elapsed since the Specified Notes were last acquired from the Company or from an affiliate of the Company, whichever is later, and is being effected in accordance with the applicable volume, manner of sale and notice requirements of Rule 144; or

(2)                                  the transfer is occurring after a holding period of at least two years has elapsed since the Specified Notes were last acquired from the Company or from an affiliate of the Company, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Company.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Purchasers.

Date:
(Print the name of the Undersigned, as such term is defined in the third paragraph of this certificate.)

By:
Name:
Title:

(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

B-1  EXHIBIT B—Form of Restricted Notes Certificate

RESTRICTED NOTES CERTIFICATE

(For transfers pursuant to Section 2.08(a)(ii), (iii) and (iv) and Section 2.08(b) of the Indenture)

U.S. Bank National Association, as Trustee

225 Asylum Street Hartford, CT  06103

Attn: Corporate Trust Services

Re:                             13.95% Senior Subordinated Notes due 2012 of DFG Holdings, Inc.  (the “Notes”)

Reference is made to the Indenture, dated as of November 13, 2003 (the “Indenture”), between DFG Holdings, Inc. (the “Company”) and U.S. Bank National Association, as Trustee.  Terms used herein and defined in the Indenture or in Rule 144A or Rule 144 under the U.S. Securities Act of 1933, as amended (the “Securities Act”), are used herein as so defined.

This certificate relates to U.S. $                                 principal amount of Notes, which are evidenced by the following certificate(s) (the “Specified Notes”):

CUSIP No(s).

CERTIFICATE No(s).

The person in whose name this certificate is executed below (the “Undersigned”) hereby certifies that either (i) it is the sole beneficial owner of the Specified Notes or (ii) it is acting on behalf of all the beneficial owners of the Specified Notes and is duly authorized by them to do so.  Such beneficial owner or owners are referred to herein collectively as the “Owner.” If the Specified Notes are represented by a Global Note, they are held through the Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner.  If the Specified Notes are not represented by a Global Note, they are registered in the name of the Undersigned, as or on behalf of the Owner.

The Owner has requested that the Specified Notes be transferred to a person (the “Transferee”) who will take delivery in the form of a Restricted Note or, if pursuant to Rule 144, in the form of a Note bearing no Securities Act Legend pursuant to Section 2.08(f).  In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 144A or Rule 144 under the Securities Act and all applicable securities laws of the states of the United States and other jurisdictions.  Accordingly, the Owner hereby further certifies as follows:

(a)                                  Rule 144A Transfers.  If the transfer is being effected in accordance with Rule 144A:

(1)                                  the Specified Notes are being transferred to a person that the Owner and any person acting on its behalf reasonably believe is a “qualified institutional buyer” within the meaning of Rule 144A, acquiring for its own account or for the account of a qualified institutional buyer; and

(2)                                  the Owner and any person acting on its behalf have taken reasonable steps to ensure that the Transferee is aware that the Owner may be relying on Rule 144A in connection with the transfer; and

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(b)                                 Rule 144 Transfers.  If the transfer is being effected pursuant to Rule 144:

(1)                                  the transfer is occurring after a holding period of at least one year (computed in accordance with paragraph (d) of Rule 144) has elapsed since the Specified Notes were last acquired from the Company or from an affiliate of the Company, whichever is later, and is being effected in accordance with the applicable volume, manner of sale and notice requirements of Rule 144; or

(3)                                  the transfer is occurring after a holding period of at least two years has elapsed since the Specified Notes were last acquired from the Company or from an affiliate of the Company, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Company.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Purchasers.

Date:
(Print the name of the Undersigned, as such term is defined in the third paragraph of this certificate.)

By:
Name:
Title:

(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

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C-1  EXHIBIT C—Form of Unrestricted Notes Certificate

UNRESTRICTED NOTES CERTIFICATE

(For removal of Securities Act Legends pursuant to Section 2.08(f))

U.S. Bank National Association, as Trustee

225 Asylum Street Hartford, CT  06103

Attn: Corporate Trust Services

Re:                             13.95% Senior Subordinated Notes due 2012 of DFG Holdings, Inc.  (the “Notes”)

Reference is made to the Indenture, dated as of November 13, 2003 (the “Indenture”), between DFG Holdings, Inc. (the “Company”) and U.S. Bank National Association, as Trustee.  Terms used herein and defined in the Indenture or in Rule 144 under the U.S. Securities Act of 1933, as amended (the “Securities Act”), are used herein as so defined.

This certificate relates to U.S. $                                  principal amount of Notes, which are evidenced by the following certificate(s) (the “Specified Notes”):

CUSIP No(s).

CERTIFICATE No(s).

The person in whose name this certificate is executed below (the “Undersigned”) hereby certifies that either (i) it is the sole beneficial owner of the Specified Notes or (ii) it is acting on behalf of all the beneficial owners of the Specified Notes and is duly authorized by them to do so.  Such beneficial owner or owners are referred to herein collectively as the “Owner.”  If the Specified Notes are represented by a Global Note, they are held through the Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner.  If the Specified Notes are not represented by a Global Note, they are registered in the name of the Undersigned, as or on behalf of the Owner.

The Owner has requested that the Specified Notes be exchanged for Notes bearing no Securities Act Legend pursuant to Section 2.08(f) of the Indenture.  In connection with such exchange, the Owner hereby certifies that the exchange is occurring after a holding period of at least two years (computed in accordance with paragraph (d) of Rule 144) has elapsed since the Specified Notes were last acquired from the Company or from an affiliate of the Company, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Company.  The Owner also acknowledges that any future transfers of the Specified Notes must comply with all applicable securities laws of the states of the United States and other jurisdictions.

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This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Purchasers.

Date:
(Print the name of the Undersigned, as such term is defined in the third paragraph of this certificate.)

By:
Name:
Title:

(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

E-2